                                 EXHIBIT 10.43

                                LEASE AGREEMENT

                            FOR THE METRIS BUILDING

--------------------------------------------------------------------------------


                                LEASE AGREEMENT


                                by and between


                MERIDIAN PROPERTIES REAL ESTATE DEVELOPMENT LLC


                                      and


                              METRIS DIRECT, INC.

                            (Dated: March 3, 1999)

                                 Tulsa, Oklahoma


--------------------------------------------------------------------------------

                           TABLE OF CONTENTS
                           -----------------

                                                                            PAGE
Section 1.   Property Acquisition.........................................   -1-

Section 2.   Construction of Improvements.................................   -2-

Section 3.   Initial Term.................................................   -7-

Section 4.   Renewal of Initial Term......................................  -10-

Section 5.   Base Rent and Additional Rent................................  -10-

Section 6.   Use..........................................................  -13-

Section 7.   Alterations..................................................  -13-

Section 8.   Maintenance of Demised Premises..............................  -15-

Section 9.   Utilities....................................................  -16-

Section 10.  Signs........................................................  -17-

Section 11.  Landlord's Right of Access...................................  -17-

Section 12.  Indemnity....................................................  -17-

Section 13.  Insurance....................................................  -18-

Section 14.  Waiver of Subrogation........................................  -20-

Section 15.  Casualty.....................................................  -20-

Section 16.  Condemnation.................................................  -22-

Section 17.  Default, Landlord's Remedies, Bankruptcy.....................  -24-

Section 18.  Landlord's Remedies..........................................  -25-

Section 19.  Subordination & Attornment...................................  -27-

Section 20.  Interest on Late Payments....................................  -28-

Section 21.  Quiet Enjoyment, Zoning & Title..............................  -28-

                                                                            PAGE
Section 22.  Landlord's Default...........................................  -29-

Section 23.  Sale of Premises by Landlord.................................  -29-

Section 24.  Broker's Commission..........................................  -29-

Section 25.  Estoppel Certificate.........................................  -29-

Section 26.  Rules and Regulations........................................  -30-

Section 27.  Holding Over.................................................  -30-

Section 28.  Assignment & Subletting......................................  -30-

Section 29.  Exculpation..................................................  -31-

Section 30.  Financial Information........................................  -31-

Section 31.  Miscellaneous................................................  -31-

Section 32.  Compliance with Environmental Laws...........................  -33-

Section 33.  Landlord's Representations and Warranties....................  -35-

Section 34.  Regulatory Compliance........................................  -37-

Section 35.  Right of Notice..............................................  -37-

Section 36.  Guarantee of Lease...........................................  -38-

Section 37.  Option to Purchase Demised Premises..........................  -39-

                               LIST OF EXHIBITS
                               ----------------


EXHIBIT A               LEGAL DESCRIPTION OF PROPERTY
                        -----------------------------

EXHIBIT B               SITE PLAN
                        ---------

EXHIBIT C               OUTLINE PLANS AND SPECIFICATIONS
                        --------------------------------

EXHIBIT D               CONSTRUCTION SCHEDULE
                        ---------------------

EXHIBIT E               PERMITTED ENCUMBRANCES
                        ----------------------

EXHIBIT F               SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
                        -------------------------------------------------------


EXHIBIT G               MEMORANDUM OF LEASE
                        -------------------


EXHIBIT H               GUARANTEE OF LEASE
                        ------------------

                                LEASE AGREEMENT


     THIS LEASE AGREEMENT (the "Lease"), made this 3/rd/ day of March 1, 1999 between MERIDIAN TULSA L.L.C., an Oklahoma limited liability company ("Landlord") and METRIS DIRECT, INC., a Delaware corporation ("Tenant").

                                   RECITALS

     1. Landlord desires to furnish the design and construction of a facility to be leased to Tenant on property owned or to be owned by Landlord, in accordance with the terms and subject to the conditions of this Lease.

     2. Tenant desires to have constructed and to lease from Landlord a facility in accordance with the terms and subject to the conditions contained in this Lease.

     FOR AND IN CONSIDERATION of the mutual covenants contained in this Lease, Landlord and Tenant (sometimes referred to herein as the "parties") agree as follows:

     Section 1.  Property Acquisition.  Landlord shall design, construct and
                 --------------------
lease to Tenant, and Tenant shall lease from Landlord, the parcel or parcels of land located in Tulsa, Oklahoma, and described in Exhibit A (the "Land"),
                                                  ---------
together with the Landlord's Improvements (as defined in Section 2) to be
                                                         ---------
constructed on the Land in the locations depicted on Exhibit B, in accordance
                                                     ---------
with the terms of this Lease (the Land and the Landlord's Improvements being sometimes referred to herein collectively as the "Demised Premises"). Provided, however, it is an express condition precedent to Tenant's obligations hereunder that Landlord shall have acquired, prior to the commencement of Landlord's Improvements, good and clear title to the Land on the terms and conditions set forth in that certain Purchase and Sale Agreement (the "Purchase Agreement"), by and between Landlord, as purchaser thereunder, and Amberjack, Ltd., an Arizona corporation, as Seller thereunder, subject only to the Permitted Encumbrances [as defined in Section 21(b)] on or before March 30, 1999. Landlord and Tenant agree that the acquisition of the Land shall not occur until all zoning and land use approvals have been received from the applicable governmental authorities. In the event acquisition of the Land does not occur on or before March 30, 1999, the provisions of that certain Indemnity Agreement by the between Landlord and Tenant shall control, and this Lease shall terminate with no further rights or obligations of either party hereunder.

          Landlord and Tenant agree that Landlord shall have the right to subdivide the Land and exclude from the Demised Premises the unimproved area of the Land as depicted on Exhibit B, as a separate parcel provided (i) Tenant shall consent to Landlord's request to perform such subdivisions which consent may be withheld or granted in Tenant's sole discretion, (ii) such subdivision shall not diminish Tenant's rights under this Lease or in any manner impair Tenant's use and enjoyment of the remainder of the Demised Premises, and (iii) Landlord shall record against the subdivided property for the benefit of the remainder of the Demised Premises any and all easements and rights of way necessary to preserve Tenant's use and enjoyment of the remainder of the Demised Premises and upon delivery of notice to Tenant, said parcel shall thereafter not be a part of the Land or the Demised Premises.

     Section 2.  Construction of Improvements.
                 ----------------------------

          (a) Landlord's Improvements. Landlord agrees to furnish, at Landlord's sole cost and expense, all of the architectural design, engineering, material, labor, and equipment for the construction on the Land of the improvements specified on the Outline Plans and Specifications which are attached hereto and made a part hereof as Exhibit C (hereinafter called
                                          ---------
"Landlord's Improvements") which include, without limitation, an approximately 100,000 square foot two-story office building and operations center, and all on-site and off-site improvements shown on the plans and specifications and required for the operation of the Demised Premises as an office building and operations center, substantially as depicted on Exhibit B, including but not
                                                ---------
limited to (i) all off-site and on-site land clearance, land balancing and gradings; (ii) all road improvements including acceleration and deceleration lanes and signals (mechanical or otherwise) for the control of vehicular and pedestrian traffic (if required); (iii) all utility extensions to the Demised Premises, including, but not limited to, all storm sewers, water mains, storm drains, and retention basins; (iv) all entrances, exits, driveways, roadways, service drives, parking areas, curbing and sidewalks for automotive and pedestrian ingress and egress to and from the Demised Premises and adjacent public streets and highways; (v) landscaping and all on-site traffic and parking lot striping and control signs, lighting and any fencing or screening walls; and
(vi) the procurement of all building and other permits and approvals necessary for constructing Landlord's Improvements but only as and to the extent more particularly described in the Outline Plans and Specifications. It is the intent of the parties that the Landlord's Improvements, which shall be provided by Landlord at its sole cost and expense, shall result in the delivery of a turnkey facility ready for installation of Tenant's personal property and equipment. Landlord shall diligently prosecute Landlord's Improvements, in a first-class and good and workerlike manner, using good materials, in accordance with the Final Plans and Specifications and with the Construction Schedule (as hereinafter defined), and in compliance with all applicable laws, statutes, building codes, governmental rules, regulations, and orders of the federal, state and municipal governments, or any department or division thereof.

     Landlord agrees to cause final plans and specifications to be prepared in accordance with the Outline Plans and Specifications and to submit the same to Tenant within forty-five (45) days from execution of this Lease for its approval. Tenant shall review said final plans and specifications within seven
(7) days of submittal and approve and/or comment on same to Landlord. If Tenant does not respond to Landlord's submission of the final plans and specifications within such seven (7) day period, then Tenant shall be deemed to have approved the same. If Tenant responds by making reasonable comments to the proposed final plans and specifications, then Landlord shall revise the final plans and specifications in accordance with Tenant's comments and resubmit them to Tenant for approval within seven (7) days from the date of receipt of written comments from Tenant. Tenant shall have seven (7) days to approve such revised final plans and specifications. Each day beyond such seven
(7) day period shall be added to the time period allotted to Landlord for the completion of Landlord's Improvements. Tenant agrees that it will not withhold its approval except for just and reasonable cause and will not act in an arbitrary or capricious manner with respect to the approval of the final plans and specifications. The final plans and specifications may be completed in parts (e.g. mechanical plans and specs, etc.) and provided to Tenant for review in such a manner and Tenant shall have the time period set forth about for review and approval of each such partial submittal. The final plans and specifications approved by Landlord and Tenant pursuant to this Section 2.(a) shall hereinafter
                                                 -------------
be referred to as the "Final Plans and Specifications." Upon due approval said Final Plans and Specifications shall be in lieu of and shall replace Exhibit C
                                                                     ---------
except as to nonconstruction matters contained in Exhibit C which are not
                                                  --------
inconsistent with and which are not expressly and specifically superseded by said Final Plans and Specifications. Prior to, or at the time of, completion of the Final Plans and Specifications, Landlord and Tenant shall agree upon a schedule for the completion of the various components of Landlord's Improvements (the "Construction Schedule") which shall become a part of this Lease as Exhibit
D. Landlord agrees to appoint competent personnel to work with Tenant in the preparation of the Final Plans and Specifications and Tenant agrees to appoint an employee of Tenant or other competent personnel to review the Final Plans and Specifications so as not to unreasonably delay completion of the Landlord's Improvements. In the event there are substantial changes in the construction of the Landlord's Improvements from the Final Plans and Specifications as a result of Tenant change orders, Landlord agrees to provide Tenant with "as-built" drawings of the Demised Premises within ninety (90) days of substantial completion. When Landlord requests Tenant to specify details or layouts, Tenant shall provide such details or layouts to Landlord within the time period requested following Tenant's receipt of a written request therefor from Landlord which specifies the information required by Landlord and provides the relevant back-up information to enable Tenant to comply with such request on a timely basis. Landlord shall provide Tenant with two (2) days advance written notice of late response prior to such delay being deemed "Tenant's Delay" herein. Each day beyond Landlord's written notice requesting a response shall be added to the time period allotted to Landlord for the completion of Landlord's Improvements or in the event Tenant's delay causes delays in Landlord's schedule in excess or disproportionate to the days of Tenant's delay and said disproportionate delay was detailed in said notice to Tenant, Landlord's time period for completion of the Landlord's Improvements shall be extended for the period resulting from Tenant's delay. Tenant's response to such request by Landlord shall be not inconsistent with the provisions of the Final Plans and Specifications, so as not to delay completion of the Landlord's Improvements. In any event, the Commencement Date shall occur as set forth in Section 3 if, any delay in substantial completion, is the result of Tenant delay.

          (b) Total Project Costs. In the event the Total Project Costs (as defined in that certain letter between Landlord and Tenant of even date herewith) exceed Ten Million One Hundred Ten Thousand and NO/100 Dollars ($10,110,000.00), Tenant shall pay such excess amount to Landlord. In the event that the Total Project Costs are less than $10,110,000.00, Landlord shall pay the amount of such difference to Tenant. Upon substantial completion of construction, Landlord shall furnish to Tenant a breakdown of Total Project Costs together with such substantiation thereof as may be reasonably requested by Tenant. Any amount owing by Tenant to Landlord or by Landlord to Tenant shall be paid within ten
(10) days after the Commencement Date, provided however, any increase in costs which would result in the construction lender requiring that Landlord contribute additional equity to the Project, shall be paid by Tenant when required by said Lender.

          (c) Completion Date. For purposes of this Lease, the "Possession Date" shall mean and refer to the later of: (i) the date that Landlord's Improvements are completed (other than punch list items as provided in Section
                                                                       -------
2.(g) below), (ii) the date that Landlord delivers to Tenant a certificate of
-----
occupancy (whether temporary or permanent) which allows Tenant to conduct its business operations in the Demised Premises provided, however, if the certificate of occupancy is temporary, Tenant need not accept possession unless, in Tenant's reasonable discretion, Landlord will be able to comply with the conditions set forth in said temporary certificate of occupancy required to make it a permanent certificate of occupancy, and (iii) the date that Landlord tenders possession of the Demised Premises to Tenant. Landlord shall diligently proceed with the construction of Landlord's Improvements, shall do so in accordance with the Construction Schedule and, shall use all reasonable efforts to complete the same and cause the Possession Date to occur, in any event, on or before December 1, 1999, plus such number of days as the Possession Date is delayed due to Tenant's Delay (defined below) or Force Majeure (defined in
Section 29.(n)) (the "Expected Completion Date").  If the Possession Date does
--------------
not occur on the Expected Completion Date (plus such number of days as the Possession Date is delayed due to Tenant Delay or Force Majeure), then Tenant shall be entitled to receive from Landlord any and all liquidated damages collected or collectable from Landlord's General Contractor, as a result of such late delivery. Landlord agrees to immediately assign its rights to said general contractor penalties immediately upon request of Tenant, or will, in the alternative use all reasonable efforts to collect any penalties due.

          (d) Tenant Delay.  For purposes of this Section 2, "Tenant Delay"
                                                  ---------
shall mean any delay in Landlord's Improvements which occurs as the result of
(i) any request by Tenant either that Landlord perform any work in addition to Landlord's Improvements, or that Landlord delay in the commencement or completion of Landlord's Improvements for any reason, (ii) any change by Tenant to the Final Plans and Specifications after final approval thereof, (iii) any failure of Tenant within three (3) days of written notice from Landlord, to respond to any request for approval required hereunder within the time period specified by Landlord for such response or, where no response time is specified, within a reasonable period of time after receipt of request therefor, or (iv) any delay in Landlord's Improvements caused by the installation of Tenant's fixtures in the Demised Premises prior to the Commencement Date (as defined in
Section 3).
---------

          (e)  Construction Matters.

               (i)  Landlord's Representative.  Landlord agrees that it shall
                    -------------------------
                    identify in writing to Tenant a representative of the Landlord who shall have general responsibility for the supervision, management and completion of Landlord's Improvements, and to whom Tenant may direct all inquiries regarding Landlord's Improvements, the scheduling of Landlord's Improvements, and the scheduling for Tenant's installation of its fixtures and equipment in the Demised Premises.

               (ii)  Tenant's Representative.  Tenant shall appoint a Tenant's
                     -----------------------
                     representative who shall have the right to inspect the performance of Landlord's Improvements, and to notify Landlord in writing if said performance does not conform to the Final Plans and Specifications or the Construction Schedule. If there is a disagreement as to whether such performance substantially conforms to the Final Plans and Specifications or the Construction Schedule which cannot be resolved by the parties within seven (7) days after Landlord's receipt of such notice, the mutual decision of the Landlord's and Tenant's architects shall control.

               (iii) Change Orders.  After Tenant has approved Final Plans and
                     -------------
                     Specifications, Tenant may nonetheless submit proposed change orders for Landlord's Improvements to Landlord for Landlord's approval, which approval shall not be unreasonably withheld or delayed provided Tenant agrees to pay any increase in construction cost for Landlord's Improvements (which shall not include any mark-up or
                                               ---
                     overhead of Landlord) as a result of such change order. Landlord shall provide Tenant with the contractor's price for said change order for Tenant's approval before such change order is released to the contractor for construction. Any change orders which cause delays in the Construction Schedule shall act to extend the Construction Schedule accordingly.

          (f) Notice of Delivery. Landlord shall keep Tenant advised of the date on which Landlord reasonably expects Landlord's Improvements at the Demised Premises to be substantially completed. Prior to such date, Landlord and Tenant, or their representatives, shall inspect the Demised Premises. Unless notice is given by Tenant to the contrary within three (3) business days after such inspection, Tenant shall be deemed to have accepted the Demised Premises in their condition at the time of Tenant's inspection and as being in the condition in which Landlord is required to deliver the Demised Premises in accordance with this Lease.

          (g) Punch List. If, as a result of Tenant's inspection of the Demised Premises, Tenant discovers deviations or deficiencies from the Final Plans and Specifications for Landlord's Improvements, Tenant may deliver a list of such deviations or deficiencies ("punch list") to Landlord within twenty (20) days of the Possession Date. The existence of a punch list shall not postpone the Possession Date as long as the items to be completed on the punch list do not delay or interfere with Tenant's installation of its equipment, fixtures, personal property and furniture and the commencement of its business operations within the Demised Premises or otherwise materially adversely affect Tenant's use and enjoyment of the Demised Premises without undue interference from Landlord's contractors. Landlord shall use all reasonable efforts to correct or cure such deviations or deficiencies within thirty (30) days after Landlord receives the punch list and in any event shall complete said punch list within ninety (90) days of receipt of said punch-list. Landlord shall commence to correct or cure such deviations and deficiencies as soon as reasonably possible under the circumstances and thereafter proceed with due diligence to complete such items. Landlord may enter the Demised Premises at any reasonable time to correct or cure such deviations or deficiencies, provided Landlord takes reasonable precautions to avoid interfering with Tenant's activities or Tenant's business operations at the Demised Premises.

          (h) Early Entry by Tenant. Notwithstanding anything to the contrary contained in this Lease, except for delays in the completion of Landlord's Improvements resulting from a Tenant Delay, Tenant shall not be liable to Landlord for the payment of Base Rent or any other payment under this Lease until the Landlord's Improvements are substantially completed (subject to
Section 2.(g) regarding punch list items) and Landlord's Improvements ready for
-------------
any work required of Tenant. If the Landlord's Improvements are not so completed but are partially ready for occupancy, Tenant may, but need not, occupy the portion of the Demised Premises that is ready for occupancy, and in the event of such occupancy Tenant shall pay to Landlord only the pro rata portion of the full Base Rent and equitably based upon the area of Landlord's Improvements occupied by Tenant, and the other terms of this Lease shall apply with respect to, and to the extent of, such occupancy or use of the Landlord's Improvements by Tenant. In the event of occupancy of a partial portion of the Demised Premises, the Initial Term of the Lease shall not commence until the date that Tenant is tendered possession of all or substantially all of the Demised Premises with Landlord's Improvements complete and Landlord has delivered to Tenant a certificate of occupancy allowing Tenant's use of the Demised Premises as intended. Tenant shall be allowed to install, subject to local building codes, its machinery, equipment, fixtures and other personal property in the Landlord's Improvements during the final stages of completion of construction of Landlord's Improvements provided that Tenant does not thereby interfere or delay the completion of construction of Landlord's Improvements.

          (i) Guarantees. Landlord unconditionally guarantees all work performed by or for Landlord in connection with the Landlord's Improvements beginning as of the date of execution of this Lease and continuing to the date which is one (1) year after [other than punch list items described in Section 2(g)] the Commencement Date. At the expiration of the foregoing Warranty Period, Landlord shall assign to Tenant, and Tenant shall have the benefit of, any and all guarantees of workmanship and materials which Landlord may receive with respect to such Landlord's Improvements. Landlord's Improvements shall be considered substantially completed at such time as the municipality having jurisdiction thereof issues a permanent certificate of occupancy (or, in the alternative, a temporary certificate of occupancy with conditions therein acceptable to Tenant in its reasonable discretion) permitting Tenant to occupy the Demised Premises and conduct its business operations therefrom, and Landlord's Improvements are completed except for punch list items, which shall be completed by Landlord in accordance with Section 2.(g); provided, however,
                                            -------------
the issuance of a certificate of occupancy shall not be a condition to payment of rent or commencement of the Initial Term if failure to secure such certificate or action is caused by the act or omission of Tenant. From and after the expiration of the Warranty Period, Landlord agrees to cooperate with Tenant in the enforcement by Tenant, at Tenant's sole cost and expense, of any express warranties or guarantees of workmanship or materials given by subcontractors, architects, draftsmen, or materialmen that guarantee or warrant against defective design, workmanship or materials for a period of time in excess of the respective warranty periods. Save and except for the foregoing guarantees which Landlord shall be obligated to uphold, Tenant, upon commencement of the Initial Term, shall have and hold the Demised Premises as the same shall then be without any liability or obligation on the part of Landlord for making any alterations, improvements or repairs of any kind in or about the Demised Premises for the term of this Lease, or any extension or renewal thereof and Tenant agrees to maintain the Demised Premises and all parts thereof in a good and sufficient state of repair and as required under this Lease, other than with respect to the items which are herein guaranteed by Landlord and which Landlord shall be required to repair, maintain, replace, improve and alter during the terms of such guaranty.

          (j) Construction Budget. At such time as the Landlord and Tenant shall agree upon the Final Plans and Specifications, Landlord and Tenant shall jointly prepare a mutually agreeable budget for the total cost to complete the Landlord's Improvements (the "Construction Budget"), which such Construction Budget shall be utilized in connection with, among other purposes, the Landlord's efforts to secure a construction loan for the performance of Landlord's Improvements on terms and with a financial institution or other lending entity acceptable to Tenant. Landlord shall perform the Landlord's Improvements substantially in accordance with the Construction Budget. During and following the completion of construction, in connection with making draws under the Landlord's construction loan or otherwise, Landlord shall provide Tenant with access to all of Landlord's records with respect to Landlord's Improvements and provide Tenant and its representatives with all supporting documentation and certifications Tenant may reasonably request to verify Landlord's actual costs, promptly upon request therefor by Tenant. Landlord and Tenant have agreed upon the preliminary construction budget. Landlord agrees to provide copies of all draw requests to Tenant and, upon the written request of Tenant, Landlord agrees that thereafter all draws be approved prior to payment by Tenant. Tenant agrees, in such event, to timely review said draw requests so as not to delay payment thereunder.

          (k) Mechanics' Liens. Landlord shall indemnify and defend Tenant against, and save Tenant and the Demised Premises, and any portion thereof, harmless from, all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorneys' fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any mechanic's lien or other lien for labor, services, materials, supplies, machinery fixtures or equipment furnished to the Demised Premises in the performance of Landlord's Improvements.

     Section 3.  Initial Term.
                 ------------

          (a)    Subject to the provisions of Section 2.(b), the Initial Term of
                                              -------------
the Lease (the "Initial Term") shall commence on January 1, 2000 (the "Commencement Date") and shall extend for ten (10) years ending on the last day of the month ten (10) full years after the Commencement Date (the "Expiration Date"), unless extended pursuant to Section 4 or earlier terminated pursuant to the terms of this Lease.
            ---------
The phrase "Lease term" or "term of this Lease," as used in this Lease, shall be the term of this Lease and any extension thereof pursuant to Section 4.
                                                             ---------

          (b) Renewals: Tenant shall have the right, subject to the provisions hereinafter provided, to extend the term of this Lease for two (2) successive periods of five (5) years each on the terms and provisions of this Article provided, each such five (5) year renewal period being sometimes herein referred to as a "Renewal Term" (and collectively referred to as "Renewal Terms"). The conditions to such renewals shall be as follows:

     (i) That this Lease is in full force and effect and Tenant is not in default in the performance of any of the terms, covenants and conditions herein contained, in respect to which notice of default has been given hereunder which has not been or is not being remedied in the time limited in this Lease, at the time of exercise of the right of renewal, but Landlord shall have the right at its sole discretion to waive the non-default conditions herein;

     (ii) That each such Renewal Term shall be on the same terms, covenants and conditions as in this Lease provided; provided, however, that annual Base Rent for each such Renewal Term shall be the fair market base rent for said space on the date such Renewal Term shall commence in relation to comparable (in quality and location) office space located in the relevant market area which shall be deemed to be suburban Tulsa, Oklahoma. The fair market base rent of the Premises shall be determined as of the date twelve (12) months prior to commencement of the applicable Renewal Term. Provided Tenant has properly elected to renew the term of this Lease, and if Landlord and Tenant fail to agree at least eleven (11) months prior to commencement of the applicable Renewal Term upon the fair market base rent of the Demised Premises, the amount of the fair market base rent of the Demised Premises shall be determined by arbitration in accordance with the provisions of Section 5(c) hereof. The fair market base rent of the Demised Premises shall be based upon the highest and best use of the Demised Premises. In no event shall the Base Rent of the Demised Premises for either Renewal Term be less than the Base Rent payable by Tenant under the terms of this Lease immediately prior to commencement of such applicable Renewal Term.

     (iii) That Tenant shall exercise its right to a Renewal Term provided herein, if at all, by notifying Landlord in writing of its election to exercise the right to renew the term of this Lease no later than the date one (1) year prior to the date of commencement of the applicable Renewal Term. Upon notification with respect to such renewal, Landlord shall, within ten (10) days of receipt thereof, provide Tenant notice of the Base Rent proposed for the applicable Renewal Term and for a period of twenty (20) days thereafter, the parties hereto shall make a good faith effort to agree upon the fair market Base Rent of the Premises for such Renewal Term. Any agreement reached by the parties hereto with respect to such fair market Base Rent of the Premises for such renewal term shall be expressed in writing and shall be executed by the parties hereto, and a copy thereof delivered to each of the parties. In the event Landlord and Tenant fail, using good faith efforts, to reach agreement as to the fair market base rent for the Demised Premises, within said twenty
          (20) day period, Tenant may, within five (5) days of expiration of said twenty (20) day period, revoke its exercise of the Renewal Term by written notice to Landlord and the rights of Tenant to renew the Lease for the Renewal Terms shall thereafter immediately terminate and be of no further force or effect, or in the alternative, Tenant may within said five (5) day period elect to have the fair market base rent for the Premises for such Renewal Term determined by arbitration in the manner set forth in Section 5(c) ("Arbitration") hereof. However, such arbitrators shall be directed to determine the fair market base rent for the Premises as above provided and in determining same said appraisers shall be instructed to make said appraisal independently, without consulting with each other. Upon an established date at an established time all three (3) arbitrators shall simultaneously submit their determinations as to fair market Base Rent, such determinations to be submitted in sealed envelopes and to be opened jointly by Landlord and Tenant. The fair market base rent for the Renewal Term shall be determined by averaging the two (2) arbitrators' fair market Base Rent determinations which are closest in amount to each other (or if one appraisal is less than one of the other appraisals and more than the other appraisal by the same amount, all three appraisals shall be averaged).

          (c) Arbitration: Any disagreement, dispute or determination required by or arising under the provisions of Section 5(b) or Section 37 of this Lease requiring arbitration shall be carried on and concluded in accordance with the provisions of paragraphs (i) and (ii) hereof:

          (i) In each case where it shall become necessary to resort to arbitration, and the subject of the arbitration is to determine fair market base rent or fair market value of the Demised Premises, all arbitrators appointed by or on behalf of either party or appointed pursuant to the provisions hereof shall be MAI members of the American Institute of Real Estate Appraisers with not less than ten (10) years of experience in the appraisal of improved commercial and industrial real estate in the Tulsa, Oklahoma metropolitan area and be devoting substantially all of their time to professional appraisal work at the time of appointment and be in all respects impartial and disinterested.

          (ii) The party desiring such arbitration shall give written notice to that effect to the other party, specifying in such notice the name, address and professional qualifications of the person designated to act as arbitrator on its behalf. Within twenty
                (20) days after service of such notice, the other party shall give written notice to the party desiring such arbitration specifying the name, address and professional qualifications of the person designated to act as arbitrator on its behalf. If the two (2) arbitrators so selected cannot agree within fifteen (15) days after the appointment of the second arbitrator, the two (2) arbitrators shall, within ten (10) days thereafter, select a third arbitrator. The decision of the arbitrators so chosen shall be given within a period of thirty (30) days after the appointment of such third arbitrator. Each party shall pay the fees and expenses of the arbitrator appointed by or on behalf of such party and the fees and expenses of the third arbitrator shall be borne equally by both parties. If the party receiving a request for arbitration fails to appoint its arbitrator within the time above specified, or if the two (2) arbitrators so selected cannot agree on the selection of the third arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such second or third arbitrator, as the case may be, by application to any Judge of the District Court of the County in which the Land is located in the State of Oklahoma, upon ten (10) days prior written notice to the other party of such intent. The arbitrators so selected shall have all rights and powers conferred on them by the Uniform Arbitration Act of the state in which the Premises are situated, and except as otherwise provided for herein, the arbitration proceedings shall be carried on and governed by such Act.

     Section 4.  Renewal of Initial Term. Intentionally Deleted.
                 -----------------------

     Section 5.  Base Rent and Additional Rent.
                 -----------------------------

          (a) Base Rent. In consideration of the leasing of the Demised Premises and construction of Landlord's Improvements, Tenant shall pay to Landlord for the Demised Premises annual Base Rent ("Base Rent") as set forth hereinbelow, payable in equal installments in advance on the first day of each month during the Lease term, with the first installment of Base Rent due on the Commencement Date. If the Commencement Date falls on a day other than the first day of a month, the Base Rent for the first month of the Initial Term shall be prorated accordingly.



                              Annual             Monthly
          Year of Term        Base Rent          Base Rent
          ------------        ---------          ---------
          1-5                 $1,187,925.00      $ 98,993.75
          6-10                $1,306,717.50      $108,893.13


          (b)    Additional Rent - Taxes.

                 (i) Tenant covenants and agrees to pay, during the term of this Lease, as "Additional Rent," all ad valorem real estate taxes and assessments, general or specific, levied against and attributable to the Land and improvements thereon during the Lease Term (all of which are sometimes herein referred to as "Impositions") which, subsequent to the Commencement Date at any time thereafter during the Lease term are assessed, levied, confirmed, imposed upon, and become due and payable against the Demised Premises, or any portion thereof, or the rents or income therefrom, but only for and with respect to the period during the Lease term to which they are attributable. Tenant shall pay all special (or similar) assessments for public improvements or benefits which, during the term of this Lease shall be laid, assessed, levied or imposed upon and become payable or become a lien and payable upon the Demised Premises, or any portion thereof; provided, however, that if by law any special assessment is payable (without default) or, at the option of the owner, may be paid (without default) or, at the option of the owner, may be paid (without default) in installments (whether or not interest shall accrue on the unpaid balance of such special assessment), Tenant may pay the same, together with any interest accrued on the unpaid balance of such special assessment, in installments as the same respectively become payable and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and the interest thereon. Tenant shall pay all special assessments or installments thereof (including interest accrued thereon), whether heretofore or hereafter laid, assessed, levied or imposed upon the Demised Premises, or any portion thereof, which are due and payable during the term of this Lease, but only for and with respect to the period during the Lease term to which they are attributable. Landlord agrees to request that any special assessment be made payable over the longest period allowed by the taxing authority. Landlord shall pay all installments of special assessments (including interest accrued on the unpaid balance) which are payable prior to the Commencement Date and after the Expiration Date of the term of this Lease, together with those which are not attributable to the period during the Lease term. Tenant shall pay all real estate taxes, whether heretofore or hereafter levied or assessed upon the Demised Premises, or any portion thereof, which are due and payable and allocable during the term of this Lease. Anything herein to the contrary notwithstanding, Landlord shall pay that portion of the real estate taxes and installments of special assessments due and payable in respect to the Demised Premises during the year the term commences and the year in which the term ends which the number of days in said year not within the term of this Lease bears to three hundred sixty-five (365), and Tenant shall pay the balance of said real estate taxes and installments of special assessments during said years.

               (ii) If, at any time during the term of this Lease, any method of taxation shall be such that there shall be levied, assessed or imposed on Landlord, or on the Base Rent or Additional Rent, or on the Demised Premises, or any portion thereof, an Imposition measured or based upon the rents or rental income derived from the Demised Premises, such amount shall be payable by Tenant. Nothing in this Lease contained shall require Tenant to pay any municipal, state or federal capital levy, estate, succession, income, inheritance, transfer, sales and use, excess profit recording, franchise, capital or other tax or assessment, single business tax or any other value added or modified value added tax imposed upon Landlord personally or, except as hereinabove specifically set forth, upon the rentals payable under this Lease, all of which shall be the obligation of Landlord.

               (iii) Landlord shall furnish to Tenant written notification of any Impositions payable by Tenant under this Lease not later than thirty (30) days prior to the date such Impositions shall be due and such notification shall be accompanied by a copy of the tax bill or certificate and such additional information as Tenant may reasonably require to show how "Tenant's Proportionate Share" (as hereinafter defined) of such Impositions was calculated. Tenant shall furnish to Landlord, within thirty (30) days after the date upon which any Imposition or other tax, assessment, levy or charge is paid by Tenant, a copy of the paid tax bill for the Demised Premises.

               (iv) At Landlord's written demand after any monetary default beyond cure periods herein, or at the written request of any Mortgagee (herein "Mortgagee" shall mean the holder of any first deed of trust, or first mortgage on or against the Demised Premises placed on the property by Landlord) delivered to Tenant and acknowledged by Landlord, Tenant shall pay to Landlord or such Mortgagee, as the case may be, the amount, or the amount estimated by Landlord in good faith, of yearly Impositions payable by Tenant with respect to the Demised Premises in monthly payments equal to one-twelfth (1/12) of the known or so estimated yearly Impositions next payable with respect to the Demised Premises. From time to time Landlord may in good faith estimate the amount of Impositions and, in such event, Landlord shall notify Tenant, in writing, of such estimate, accompanied by back-up information, and fix future monthly installments for the remainder of the applicable twelve (12) month period in an amount sufficient to pay the estimated amount over the balance of such period after giving credit for payments made by Tenant on the previous estimate. If the total monthly payments made by Tenant pursuant to this paragraph shall exceed the amount of payments necessary for the Impositions during such twelve (12) month period, such excess shall be credited on subsequent monthly payments or refunded to Tenant on the termination date if at the end of the Lease term; but if the total of such monthly payments so made under this paragraph shall not be sufficient to pay such Impositions for the twelve (12) month period when due, then Tenant shall pay to Landlord such amount as may be necessary to make up the deficiency upon Tenant's receipt of thirty (30) days advance written notice by Landlord of the amount of such increased monthly payments accompanied by back-up information reasonably acceptable to Tenant. Payment by Tenant of Impositions under this paragraph shall be considered as performance of such obligation under the provisions of
                    Section 5.
                    ---------

          (e) If the effective date of termination of this Lease is other than the last day of a month, Base Rent and Additional Rent shall be prorated to the date of termination, and Landlord shall refund to Tenant any Base Rent or Additional Rent paid but unearned as of the termination date.

          (f) Base Rent and Additional Rent shall be paid to Landlord at the address set forth in Section 29.(p), or at such other address as Landlord may
                     --------------
from time to time designate.

          (g) Landlord shall obtain a separate assessment of Impositions with respect to the Demised Premises.

          (h) Tenant shall have the right to participate in all negotiations of Impositions. Tenant shall have the right to contest the validity or the amount of any Imposition by such appellate or other proceedings as may be appropriate in the jurisdiction, and may defer payment of such obligations, pay same under protest, or take such other steps as Tenant may deem appropriate; provided, however, Tenant shall take no action which will cause or allow the institution of any foreclosure proceedings or similar action against the Demised Premises. Landlord shall, at Tenant's expense, cooperate in the institution and prosecution of any such proceedings initiated by Tenant and will execute any documents required therefor.

     Section 6.  Use.  The Demised Premises may be used for any lawful purpose.
                 ---
Tenant shall not use the Demised Premises in violation of, or allow its use in any manner which violates, any rule, order, statute, ordinance or requirement or regulation of the state, federal and municipal governments having jurisdiction, or which would make void or voidable any insurance required to be carried by Tenant under this Lease with respect to the Demised Premises, or which would cause injury to the improvements, reasonable wear and tear excepted.

     Section 7.  Alterations.
                 -----------

          (a) During the Initial Term and any Renewal Term, Tenant shall not make structural or exterior alterations to the Demised Premises without Landlord's prior written consent Tenant shall have the right, without Landlord's consent, to make nonstructural alterations to the interior of the Demised Premises which do not affect the HVAC, mechanical or electrical systems ("Permitted Interior Alterations"), provided that any such Permitted Interior Alterations do not materially adversely affect the value of the Landlord's Improvements in Landlord's commercially reasonable opinion. In making any Permitted Interior Alterations that are approved or deemed approved by Landlord, Tenant shall do the following:

               (i) Notify Landlord at least thirty days prior to commencement of any Alterations. At such time Landlord shall notify Tenant whether or not Tenant shall be required upon the Expiration Date to remove said Alterations and repair the Demised Premises;

               (ii) Comply with all applicable local, state or federal laws, regulations, codes or ordinances affecting such alterations and the Demised Premises including, without limitation, the Americans with Disability Act, as amended from time to time;

               (iii) Not suffer or permit any mechanic's lien or other lien to be filed against the Demised Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Demised Premises at the request of Tenant, or anyone holding the Demised Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed against the Demised Premises, or any portion thereof, Tenant shall cause the same to be discharged of record or bonded over within thirty (30) days after the date of filing the same. If Tenant shall fail to discharge or bond over such mechanic's lien or liens or other lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Demised Premises by deposit in the court having jurisdiction of such lien, the foreclosure thereof or other proceedings with respect thereto, of a cash sum sufficient to secure the discharge of such lien, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Demised Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorneys' fees of Landlord), together with interest thereon at the Default Rate, shall be repaid by Tenant to Landlord within ten (10) business days following demand by Landlord accompanied by back-up materials and, if unpaid within such ten (10) day period, may be treated as Additional Rent. Tenant shall indemnify and defend Landlord against, and save Landlord and the Demised Premises, and any portion thereof, harmless from, all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorneys' fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to such mechanic's lien or other such lien caused by, through or under Tenant.

          All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Demised Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Demised Premises, or any portion thereof.

          (b) Tenant's trade fixtures, furnishings, personal property and equipment located in the Demised Premises shall remain Tenant's property for all purposes, except as otherwise agreed in writing by Tenant and Landlord, and Tenant shall remove same from the Demised Premises at the end of the Lease term. At Landlord's option, at the end of the Lease term, Tenant shall remove any alterations and other leasehold improvements (other than leasehold improvements made by and paid for by Landlord or Permitted Interior Alterations) on or before the Expiration Date (or as appropriate the date the last Renewal Term expires). At the end of the Lease term Tenant shall return the Demised Premises in good order and condition, excepting only ordinary wear and tear, repairs required to be made by Landlord, and damage from fire, the elements or other casualty.

          (c) Tenant has the right to install a satellite dish and/or other electronic transmitter, microwave antenna and other equipment (collectively "the Antenna") on the roof of the Demised Premises in compliance with all applicable local zoning ordinances and regulations. The cost of installation and maintenance thereof, and the cost of any repairs to the roof which are necessitated by the installation and/or repair of the Antenna shall be borne solely by Tenant. Upon the termination of this Lease, Tenant has the right to remove any Antenna but Tenant shall repair any damage to the roof occasioned by such removal.

     Section 8.  Maintenance of Demised Premises.
                 -------------------------------

          (a) Tenant, at its sole cost and expense, beginning on the Commencement Date and continuing throughout the Lease term, shall maintain the Demised Premises (including any improvements erected or installed by Tenant on the Demised Premises), and shall keep the same in good order and condition, and irrespective of such guaranty shall make and perform all repairs and maintenance thereof (including inspecting and maintaining the HVAC units at least as often as suggested by the manufacturer, and the repair and maintenance of all driveways, pathways, private roadways, sidewalks, curbs, parking areas, loading areas, landscaped areas, entrances and passageways on the Demised Premises, and sealcoating the parking areas and drives, not less often than every 4 years, to maintain such areas in good order and condition, and shall remove all accumulated snow, ice and debris from any and all driveways, pathways, private roadways, sidewalks, curbs, parking areas, loading areas, entrances and passageways located in the Demised Premises, and keep all portions of the Demised Premises in a clean and orderly condition free of snow, ice, dirt, rubbish, debris and unlawful obstructions), and all necessary maintenance repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description. When used in this Section 8.(a), "repairs" shall
                                                -------------
include all necessary replacements, renewals, alterations, additions and betterments, including interior and exterior painting, and all repairs shall be at least equal in quality to the original work and shall be made in accordance with all applicable laws, ordinances and regulations. The necessity for or adequacy of maintenance and repairs shall be measured by the commercially reasonable standards which are appropriate for improvements of similar construction and class, provided that Tenant shall in any event make all repairs necessary to avoid any structural damage or other damage or injury to the Landlord's Improvements. Landlord shall have the right, from time to time to inspect to Demised Premises for compliance with those obligations.

          (b) Tenant shall accomplish all maintenance for which it is responsible on a commercially reasonably timely basis; provided, however, that such maintenance shall be performed as promptly as circumstances necessitate if a hazardous or emergency situation exists.

          (c) Except as otherwise set forth in this Lease, (i) Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Demises Premises or any improvements hereafter erected thereon and (ii) Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises and all improvements hereafter erected thereon, and waives any right created by any law now or hereafter in force to, make repairs to the Demised Premises or improvements hereafter erected thereon at Landlord's expense.

          (d) Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Demised Premises, or any improvements hereafter erected thereon at Landlord's cost, or permit or suffer any overloading of the floors or other use of the Landlord's Improvements that would place an undue stress on the same or any portion thereof beyond that for which the same was designed pursuant to the Final Plans and Specifications; provided, however, that the terms of this Section 8.(d) shall in no way be interpreted to limit the
                  -------------
rights of Tenant pursuant to Section 7 of this Lease.
                             ---------

     Section 9.  Utilities.  Landlord covenants and agrees that, as of the
                 ---------
Possession Date, the Demised Premises shall be serviced with gas, electric, telephone lines (excluding telephone switch and system), water and sewer and other utilities as described in the Final Plans and Specifications. Landlord agrees to cause the necessary mains, conduits and other facilities to be provided to make water, sewer, gas, telephone, and electricity available to the Demised Premises from and after the Possession Date; provided, however, that Tenant shall be responsible for the payment of impact or tap fees and meter installation charges and for all aspects of installation of its telephone system. After installation, Tenant shall pay all charges for consumption of utility services furnished to the Demised Premises during the Lease term. Tenant and Landlord shall cooperate to arrange that Tenant shall be billed directly by the applicable utility companies for all utilities and other services furnished to the Demised Premises including the costs of utility deposits for such utilities. Tenant's obligation to pay such utilities and services shall commence on the Possession Date, except that Tenant shall also be responsible for the cost of any utilities or services at the Demised Premises used by it or its agents, employees or contractors (other than Landlord, its agents, employees or contractors) prior to the Possession Date if Tenant enters the Demised Premises.

     Section 10. Signs.  Tenant shall have the right to place exterior signs
                 -----
on the Demised Premises subject to any and all applicable laws, codes or ordinances, or restrictive covenants, and subject to approval by Landlord of design, size, material, location, and method of attachment, which such Landlord approval shall not be unreasonably withheld, delayed or conditioned, or if Landlord fails to respond to any Tenant request for signage approval within ten
(10) days after Tenant's delivery of such request to Landlord. Tenant shall be solely responsible for maintaining its signs in good condition and shall remove them and repair any damage caused by such removal on or before the Expiration Date (or the expiration date of the last Renewal Term, as applicable).

     Section 11. Landlord's Right of Access.
                 --------------------------

          (a) Landlord and its authorized representatives shall have the right to enter the Demised Premises following twenty-four (24) hours notice to Tenant, during Tenant's regular business hours or at such other reasonable time as may have been approved in advance by Tenant, for the purpose of (i) determining whether the Demised Premises are in good condition and whether Tenant is complying with its obligations under this Lease, (ii) performing any maintenance, repairs or other obligations for which Landlord is responsible under this Lease, or (iii) posting "for rent" signs during the last twelve (12) months of the Initial Term if the Renewal Term is not exercised or, if exercised, during the last Renewal Term.

          (b) Landlord shall conduct its activities in the Demised Premises in a manner that will cause the least possible interference with Tenant's business operations, and Base Rent shall abate for any period in excess of ninety-six (96) hours during which Tenant is deprived of beneficial occupancy of the Premises as a result of Landlord's presence in the Demised Premises except when Landlord's presence is a result of the act or omission of Tenant, its agents, employees or contractors.

     Section 12. Indemnity.
                 ---------

          (a) Tenant's Indemnity. During the Lease Term, Tenant shall indemnify, defend and hold Landlord harmless from and against all loss, claims, actions, demands, judgments, damages, liabilities and expenses, including reasonable attorneys' fees and costs, for death of or bodily injury to any person or for loss of, damage to or destruction of any property arising from Tenant's use of the Demised Premises, except for any such claims, actions, demands, judgments, damages, penalties, liabilities or expenses arising, in whole or in part, directly or indirectly, from the default, negligence, acts or omissions of Landlord, its agents, employees or contractors or successors or assigns.

          (b) Landlord's Indemnity. During the Lease Term, Landlord shall indemnify, defend, and save Tenant, its agents, employees, assignees and sublessees, harmless against all loss, claims, actions, demands, judgments, damages, penalties, liabilities and expenses including reasonable attorneys' fees and costs, arising from the entry, acts or omissions of Landlord, its agents, employees, contractors, successors and assigns, with respect to the Demised Premises, except for any such claims, actions, demands, judgments, damages, penalties, liabilities and expenses arising, in whole or in part, directly or indirectly, from the default, negligence acts or omissions of Tenant, its agents, employees, assignees or sublessees.

          (c)    Survival.  The indemnifications set forth in this Section 12
                                                                   ----------
shall survive the expiration, cancellation or termination of this Lease. shall

     Section 13. Insurance.
                 ---------

          (a) During the term of this Lease, Tenant, at its sole cost and expense, but for the mutual benefit of Landlord, its Mortgagee [as defined in
Section 5.(b)(iv)] and Tenant, shall obtain and continuously maintain in full
------------------
force and effect the following insurance coverage:

                 (i) Commercial general liability insurance against any loss, liability or damage on, about or relating to the Demised Premises, or any portion thereof, with limits of not less than Five Million and 00/100 Dollars ($5,000,000.00) general aggregate on an occurrence basis. Any such insurance obtained and maintained by Tenant shall name Landlord as an additional insured therein and shall be obtained and maintained from and with a reputable and financially sound insurance company authorized to issue such insurance in the state in which the Demised Premises are located. Such insurance shall specifically insure (by contractual liability endorsement) Tenant's obligations under Section 12 of this Lease.
                            ----------

                 (ii) Boiler and pressure vessel (including, but not limited to, pressure pipes, steam pipes and condensation return pipes) insurance, provided the Landlord's Improvements contain a boiler or other pressure vessel or pressure pipes in an amount reasonably satisfactory to Landlord.

               (iii) Tenant shall obtain and continuously maintain in full force and effect during the term of this Lease, commencing with the date that rental (full or partial) commences, policies of "All Risk" insurance covering greater of the full replacement cost of the Tenant's and Landlord's Improvements constructed, installed or located on the Demised Premises, or the principal amount of Landlord's first mortgage encumbering the Demised Premises from time to time or at any time, for the benefit of Landlord, its managing agent and Tenant as named insureds, against (i) loss or damage by fire; (ii) loss or damage from such other risks or hazards now or hereafter embraced by an "Extended Coverage Endorsement," including, but not limited to, windstorm, hail, ordinance, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, water damage and debris removal; (iii) loss for flood if the Demised Premises is in a designated flood or flood insurance area; (iv) earthquake coverage if required by Landlord's Lender; and (v) loss for so-called explosion, collapse and underground hazards; (vi) loss of rents (Base Rent and Additional Rent) coverage for twelve
                      (12) months and (vii) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the Improvements. Landlord or Landlord's mortgagee shall be named loss payee and said mortgagee shall be provided with a standard mortgagee's clause as to said coverage. If a sprinkler system shall be located in the Improvements, sprinkler leakage insurance in form and amount reasonably satisfactory to Landlord may be procured.

The insurance set forth in this Section shall be maintained by Tenant at not less than the limits set forth herein until reasonably required to be changed from time to time by Landlord, and mutually agreed in writing, whereupon Tenant covenants to obtain and maintain thereafter such protection in the amount or amounts so required by Landlord. Tenant agrees that the policies required to be carried by Tenant under the Lease shall be primary over the Landlord's insurance, if any.

          (b)  Each policy required under this Section 13 shall have attached
                                               ----------
thereto (i) an unqualified endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days prior written notice to Landlord and its mortgagee. All policies of insurance shall be written in companies which hold a Best Rating of A or better are licensed in the state in which the Demised Premises are located, and shall be written in such form and shall be distributed in such companies as shall be reasonably satisfactory to Landlord. Such certificate of insurance shall be delivered to Landlord upon commencement of the term; and prior to expiration of such policy, a new certificate of insurance, shall be delivered to Landlord.

          (c) Tenant shall maintain an "All-Risk" property insurance coverage (including loss of use and business interruption coverage) upon Tenant's business and upon all personal property of Tenant or the personal property of others kept, stored or maintained on the Demised Premises against loss or damage by fire, windstorm or other casualties or causes for such amount as Tenant may desire, and Tenant agrees that such policies shall contain a waiver of subrogation clause as to Landlord. Tenant hereby waives, releases, discharges and agrees to indemnify and defend Landlord, its agents and employees from and against all claims whatsoever arising out of loss, claim, expense or damage to or destruction of any such personal property or to Tenant's business notwithstanding that such loss, claim, expense or damage may have been caused by Landlord, its agents or employees, and Tenant agrees to look to the insurance coverage only in the event of such loss.

          (d) Upon expiration of the term of this Lease, the unearned premiums upon any insurance policies or certificates thereof lodged with Landlord by Tenant shall be payable to Tenant, provided that Tenant shall not then be in default in keeping, observing or performing the terms and conditions of this Lease.

     Section 14. Waiver of Subrogation. Landlord and Tenant waive and release
                 ---------------------
each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Building or personal property within the Building, by reason of fire or the elements regardless of cause or origin, including negligence of Landlord or Tenant or their agents, officers and employees. Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, the parties agree immediately to give to each insurance company which has issued to it policies of insurance covering risks of direct physical loss, written notice of the terms of the mutual waivers contained in this Section 14, and to have the insurance policies properly endorse, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this paragraph, and to secure from their respective insurers waivers of the insurers' subrogation rights. Landlord and Tenant mutually waive their respective rights of recoveries against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of either of them.

     Section 15. Casualty.
                 --------

          (a) Reconstruction. Except as set forth hereinafter, in case of damage to or destruction of the Landlord's Improvements after the Commencement Date of this Lease by fire or other insurable casualty, Landlord, subject to the availability from Tenant or its insurance carrier of adequate insurance proceeds to cover the full costs of repairs and replacement to Landlord's Improvements, shall promptly restore, repair, replace and rebuild the same (exclusive of Tenant's personal property, trade fixtures and equipment which shall be restored, repaired or rebuilt out of Tenant's separate funds or applicable insurance proceeds) as nearly as possible to the condition that the same were in immediately prior to such damage or destruction. Tenant shall forthwith give Landlord written notice of such damage or destruction upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. Base Rent and Additional Rent shall abate ratably for the period of time that the Tenant is unable to conduct normal business operations in the Demised Premises, in whole or in part (based upon the portion of the Demised Premises in which Tenant is unable to conduct such business operations), subject to receipt by Landlord from Tenant's insurance carrier of proceeds covering any Base Rent and Additional Rent so abated. Such restoration, repair, replacement, rebuilding, and alteration, including the cost of temporary repairs for the protection of the Demised Premises, or any portion thereof, ending with the completion thereof are sometimes hereinafter referred to as the "Restoration." In the event the insurance proceeds are inadequate to fund the Restoration, Tenant shall be responsible, at its sole cost and expense, to pay for any shortfall when requested by Landlord.

          (b) Escrow of Funds. All insurance proceeds recovered on account of any damage or destruction by any casualty shall be made available for the payment of the cost of the repairs and restoration described above. If the amount of the insurance proceeds plus the amount of any deductible applicable to said damage or destruction is less than One Hundred Thousand and 00/100 Dollars ($100,000.00), the insurance proceeds may be paid over to the party performing the work to be applied to such repairs and restoration work. If the amount of the insurance proceeds plus the amount of any such deductible is greater than One Hundred Thousand and 00/100 Dollars ($100,000.00), the insurance proceeds shall be deposited in escrow with instructions to the escrow holder that the escrow holder shall disburse the funds to the party performing the work as the work of repair and restoration progresses upon certificates of the architect or engineer supervising the repair and restoration work that the disbursements then requested, plus all previous disbursements made from such insurance proceeds, plus the amount of any deductible, do not exceed the cost of the repairs or restoration work already completed and paid for, and that the balance in the escrow fund is sufficient to pay for the reasonably estimated cost of completing the required work of repair and restoration. The escrow holder may be the institutional lender holding a first mortgage against the Demised Premises if an institutional lender holds a first mortgage and if such institutional lender accepts said escrow; otherwise the escrow holder shall be any bank or commercial escrow holder mutually agreeable to Landlord and Tenant. If the amount of the insurance proceeds is less than the cost of the required repairs or restoration work for Landlord's Improvements, then the escrow holder shall terminate any further disbursement of such proceeds and, following ninety (90) days prior written notice to Tenant, Landlord may retain all or the remaining balance of such proceeds applicable to the restoration of Landlord's Improvements and this Lease shall terminate and the parties shall be relieved of further liability to one another hereunder (except that all unearned rent and other charges paid in advance shall be refunded to Tenant), unless Landlord or Tenant shall pay to the escrow holder in cash the excess cost relating to the repair work for the Landlord's Improvements, which cash deposit shall be used to pay the cost of such repair and restoration, provided that, if the actual cost of repair and restoration is less than the sum of the cash deposit and such insurance proceeds, any excess, up to the amount of such cash deposit, shall be refunded to the entity making the cash deposit. If the amount of insurance proceeds is greater than the cost of the required repairs and restoration work, then the excess shall belong to the Tenant.

          (c) Option to Terminate. If fire or other casualty shall render the whole or any material portion of the Demised Premises unsuitable for the conduct of Tenant's normal business operations thereon, but the Demised Premises could commercially reasonably be restored to its condition immediately prior to such casualty within two hundred ten (210) days from the date of such event, Landlord shall promptly commence and diligently pursue to completion the repair and restoration of the Demised Premises to their condition prior to the fire or other casualty and complete such work promptly but, in any event, within such two hundred ten (210) day period (subject to Force Majeure) and notify Tenant that it will be doing so, such notice to be mailed within thirty (30) days from the date of such damage or destruction, and this Lease shall remain in full force and effect.

          If the Demised Premises cannot commercially reasonably be expected to be made tenantable within two hundred ten (210) days from the date of such event, Landlord or Tenant, by notice in writing to the other, mailed within thirty (30) days from the date of such damage or destruction, may terminate this Lease effective upon a date which is thirty (30) days from the date of such notice. In the event of such termination, (i) Tenant shall pay to Landlord (or its Mortgagee, as their interests may appear) all proceeds received by Tenant from casualty insurance policies required to be carried by Tenant under this Lease and attributable to the Landlord's Improvements, and (ii) all unearned rent and other charges paid in advance shall be refunded to Tenant.

          In the event Landlord elects to rebuild or restore the Demised Premises and fails to complete said restoration or repairs within the time period set forth hereinabove, Tenant may, upon thirty (30) days written notice to Landlord given within two hundred twenty (220) days from the date of casualty, terminate the Lease and said Lease shall terminate unless Landlord completes the restoration or repair within said thirty (30) day notice period, in which case the Lease will remain in full force and effect.

     Section 16. Condemnation.
                 ------------

          (a) If, during the term of this Lease, the entire Demised Premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the "Proceedings"), this Lease and all right, title and interest of Tenant hereunder shall cease and come to an end on the date Tenant is deprived or denied of the use of the Demised Premises. Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award damages, consequential damages and compensation to Landlord and Tenant waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease except as specifically provided for hereinafter.

          (b) If, during the Initial Term of this Lease, or any extension or renewal thereof, less than the entire Demised Premises, but more than fifteen percent (15%) of the floor area of the buildings on the Demised Premises, or more than one hundred fifty (150) parking stalls of the Demised Premises, shall be taken in any such Proceedings, and Landlord is unable to replace such parking stalls with comparable additional parking contiguous to the Demises Premises, or restore said floor area for whatever the use may be, this Lease shall, upon the date that Tenant is denied or deprived the use thereof pursuant to the Proceedings, terminate as to the portion of the Demised Premises so taken, and Tenant may, at its option, terminate this Lease as to the remainder of the Demised Premises. Tenant shall not have the right to terminate this Lease pursuant to the preceding sentence unless the business of Tenant conducted in the portion of the Demised Premises taken cannot reasonably be carried on with substantially the same utility and efficiency. Such termination as to the remainder of the Demised Premises shall be effected by notice in writing given not more than sixty (60) days after the date of such dispossession pursuant to the Proceedings, and shall specify a date not more than sixty (60) days after the giving of such notice as the date for such termination; provided, however, that the Base Rent and Additional Rent shall be adjusted from and after the date of such dispossession in proportion to the portion of the Demised Premises in which Tenant elects to continue operating after such dispossession occurs. Upon the date specified in such notice, the term of this Lease, and all right, title and interest of Tenant hereunder, shall cease and come to an end.

          The Tenant may not terminate this Lease Agreement, as in this Section provided, at any time that Tenant is in default in the performance of any of the terms, covenants or conditions of this Lease Agreement on its part to be performed, and any termination upon Tenant's part shall become effective only upon compliance by Tenant with all such terms, covenants and conditions to the date of such termination. In the event that Tenant elects not to terminate this Lease Agreement as to the remainder of the Demised Premises, the rights and obligations of Landlord and Tenant shall be governed by the provisions of
Section 16.(c) hereof.

          (c) If any portion of the Demised Premises is expropriated, and this Lease is not terminated as provided above, then this Lease shall continue as to that portion of the Demised Premises that has not been expropriated or taken.
In such event, Landlord shall, at its sole cost and expense, promptly and with due diligence, restore the Demised Premises, as nearly as practicable, to a complete unit of like quality and character as existed just prior to such expropriation. The Base Rent and Additional Rent shall abate during the period of demolition and restoration to the extent the Demised Premises are unused and unusable. Following restoration by Landlord, Base Rent and Additional Rent shall be reduced pursuant to a just and proportionate abatement based upon the extent and nature of the taking and the Demised Premises remaining after such taking and, in the event of a taking of building areas at the Demised Premises, in the proportion the square foot floor area of the part of the buildings so expropriated bears to the total square foot floor area of the buildings prior to such expropriation.

          (d) If this Lease is terminated pursuant to this Section 16, then any
                                                           ----------
Base Rent and other charges paid in advance shall be refunded to Tenant and Tenant shall have an additional sixty (60) days within which to remove its property from the Demised Premises, and this Lease shall terminate as of the date of taking of the Demised Premises by the condemning authority; provided, however, that the Base Rent and Additional Rent shall be adjusted from and after the date of such expropriation in proportion to the portion of the Demised Premises in which Tenant elects to continue operating after such expropriation occurs.

          (e) Notwithstanding any of the foregoing, Tenant shall have the limited right to prove in the Proceedings and to receive any separate award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment and for moving expenses paid for by Tenant, so long as such claims by Tenant do not reduce Landlord's award below what it would be absent such claims.

     Section 17. Default, Landlord's Remedies, Bankruptcy.
                 ----------------------------------------

          (a) Default. The occurrence of any one or more of the following events (the "Events of Default") shall constitute a default and breach of this Lease by Tenant:

                 (i) failure by Tenant to make any payment of Base Rent or Additional Rent, or any other payment required to be made by Tenant under this Lease when due where such failure continues for a period of twenty (20) days after written notice by Landlord to Tenant of such default;

                 (ii) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than as described in Section 17.(a)(i) above, where such failure continues
                         -----------------
                      for a period of thirty (30) days after written notice by Landlord to Tenant; provided, however, that if the nature of Tenant's obligation which it has failed to perform is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed an Event of Default if Tenant commences such cure within the thirty (30) day period and diligently prosecutes the cure to completion;

          (b) Bankruptcy. In the event of the making by Tenant of any general assignment or general arrangement for the benefit of its creditors, or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within 90 days) or, in any proceeding regarding the insolvency of Tenant the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets and is not discharged within ninety (90) days after such appointment, then Landlord may terminate this Lease by giving notice to Tenant of its intention to do so; provided, however, neither bankruptcy, insolvency, reorganization, an assignment for the benefit of creditors nor the appointment of a receiver or trustee shall affect this Lease or permit its termination so long as the covenants on the part of Tenant to be performed shall be performed by Tenant, or someone claiming under it.

Section 18. Landlord's Remedies. If an Event of Default occurs, at any time after the occurrence, with or without additional notice or demand and without limiting Landlord's rights or remedies as a result of the Event of Default, Landlord may do the following:

(a) Upon any termination of this Lease Agreement, Tenant shall quit and peaceably surrender the Demised Premises, and all portions thereof, to Landlord, and Landlord, upon or at any time after any such expiration or termination, may, without further notice, enter upon and reenter the Demised Premises, and all portions thereof, and possess and repossess itself thereof, by force, summary proceeding, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises, and all portions thereof, and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same.

(b) At any time, or from time to time after any such termination, Landlord may relet the Demised Premises, or any portion thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease Agreement) and on such conditions (which may include market concessions or free rent) as Landlord, in its sole discretion, may determine and may collect and receive the rents therefore. Landlord shall in no way be responsible for liable for any failure to relet the Demised Premises, or any part thereof, or for any failure to collect any rent due upon any such reletting.

Anything herein contained to the contrary, notwithstanding, in the event Landlord terminates this Lease or is entitled to possession of the Premises after surrender thereof by Tenant by reason of default by Tenant, Landlord shall use reasonable efforts under the circumstances to relet the space; provided, however, Landlord may lease as Landlord deems appropriate, using the same standards as Landlord would use when leasing similar space (assuming Landlord has all ownership and financial risk as to such similar space). Further, in the event of a default or breach of this Lease by either party, the other party shall use all reasonable effort under the circumstances to mitigate any damages for which the breaching party might be responsible.

(c) No such termination of this Lease Agreement or retaking of possession shall relieve Tenant of its liabilities and obligations under this Lease Agreement (as if this Lease Agreement had not been so terminated), and such liabilities and obligations shall survive any such termination. In the event of any such termination, whether or not the Demised Premises, or any portion thereof, shall have been relet, Tenant shall pay to Landlord a sum equal to the Base Rent and the Additional Rent and any other charges required to be paid by Tenant, up to the time of such termination of this Lease Agreement or retaking of possession by Landlord, and thereafter Tenant, until the end of what would have been the term of this Lease Agreement in the absence of such termination, shall be liable to Landlord for, and shall pay to Landlord, as and for agreed current damages for Tenant's default:

(i) The equivalent of the amount of the Base Rent and Additional Rent which would be payable under this Lease Agreement by Tenant if this Lease Agreement were still in effect, less

(ii) The net proceeds of any reletting effected pursuant to the provisions of
Section 18.(b) hereof after deducting all of Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation of the Demised Premises, or any portion thereof, for such reletting.

Tenant shall pay such current damages in the amount determined in accordance with the terms of Section 18.(c). Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for damages for Tenant's default, an amount equal to the excess, if any, of the then present worth of the aggregate of the Base Rent and Additional Rent and any other charges to be paid by Tenant hereunder for the unexpired portion of the term of the Lease Agreement (assuming this Lease Agreement had not been so terminated), and the then present worth of the then aggregate fair and reasonable fair market rent of the Demised Premises for the same period. In the computation of present worth, a discount at the rate of six percent (6%) per annum shall be employed. If the Demised Premises, or any portion thereof, be relet by Landlord for the unexpired term of this Lease Agreement, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable fair market rent for the part or the whole of the Demised Premises so relet during the term of the reletting. Nothing herein contained or contained in
Section 18.(c) shall limit or prejudice the right of Landlord to prove for and obtain, as damages by reason of such expiration or termination, an amount equal to the maximum allowed by any statute of rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater equal to or less than the amount of the difference referred to above.

(d) No failure by Landlord or by Tenant to insist upon the performance of any of the terms of this Lease Agreement or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease Agreement. No waiver of any breach shall affect or alter this Lease Agreement, but each of the terms of this Lease Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach of this Lease Agreement. No waiver of any default of Tenant herein shall be implied from any omission by landlord to take any action on account of such default, if such default persists or is repeated and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

(e) In the event of any breach by Tenant of any of the terms contained in this Lease Agreement, Landlord shall be entitled to seek to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though entry, reentry, summary proceedings and other remedies were not provided for in this Lease Agreement. Each remedy or right of Landlord provided for in this Lease Agreement, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise of the beginning of the exercise by Landlord of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies.

Section 19. Subordination and Attornment.

(a) Provided any Mortgagee agrees to grant nondisturbance protection to Tenant, in form reasonably acceptable to Tenant and as long as Tenant is not in default beyond the period allowed for cure herein, this Lease Agreement and all rights of Tenant therein, and all interest or estate of Tenant in the Demised Premises, or any portion thereof, shall be subject and subordinate to the lien of any first mortgage first deed of trust, security instrument or other document of like nature, hereinafter referred to as "Mortgage," which at any time may be placed upon the Demised Premises, or any portion thereof, by Landlord, and to any replacement, renewals, amendment, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage. Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to execute and deliver to Landlord any instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease Agreement to the lien of any such Mortgage. It is agreed, nevertheless, that so long as Tenant be not in default in the payment of Base Rent and Additional Rent and the performance and observance of all covenants, conditions, provisions, terms and agreements to be performed and observed by Tenant under this Lease Agreement after the expiration of any applicable cure period, that such subordination agreement or other instrument, release or document shall not interfere with, hinder or molest Tenant's right to quiet enjoyment under this Lease Agreement, nor the right of Tenant to continue to occupy the Demised Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease Agreement. The lien of any such Mortgage shall not cover Tenant's trade fixtures or other personal property located in or on the Demised Premises.

(b) In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord and any mortgagee of the Demised Premises a prior thirty (30) day written notice to remedy such act or omission and such time shall have elapsed following the giving of such notice; provided, however, if such act or omission cannot, with due diligence and in good faith, be remedied within such thirty (30) day period, the Landlord and mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it commence remedying the same with due diligence and in good faith within said thirty (30) day period. Nothing herein contained shall be construed or interpreted as requiring any mortgagee to remedy such act or omission.

(c) If any mortgagee shall succeed to the rights of Landlord under this Lease Agreement or to ownership of the Demised Premises, whether through possession or foreclosure of the delivery of a deed to the Demised Premises, then, upon the written request of such mortgagee so succeeding to Landlord's rights hereunder, Tenant shall attorn to and recognize such mortgagee as Tenant's landlord under this Lease Agreement, and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment (whether before or after making of the mortgage). In the even of any other transfer of Landlord's interest hereunder, upon the written request of the transferee and Landlord, Tenant shall attorn to and recognize such transferee and Landlord, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease Agreement and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment.

     Section 20. Interest on Late Payments.  In the event that either party
                 -------------------------
fails to pay any sum due under this Lease within ten (10) days from the due date specified in this Lease, such amounts shall accrue, and the failing party shall be liable for, interest from the original due date until paid at an annual rate equal to the lesser of (a) two percent (2%) over the prime rate of interest charged by Norwest Bank, N.A., or its successor, from time to time (charged to its most creditworthy customer) or (b) the highest lawful interest rate in the jurisdiction in which the Demised Premises are located.

     Section 21. Quiet Enjoyment, Zoning, and Title.
                 ----------------------------------

          (a) Quiet Enjoyment. Landlord covenants, represents and warrants that it has full right and power to execute and perform this Lease and to grant the estate demised herein and that Tenant, on payment of the rent and performance of the covenants and agreements hereof, shall peaceably and quietly have, hold and enjoy the Demised Premises and all rights, easements, appurtenances and privileges belonging or in any way pertaining thereto during the Lease term without molestation or hindrance of any person whomsoever.

          (b) Landlord's Title. Landlord further covenants, represents and warrants that as of the Commencement Date it shall be seized of an indefeasible estate in fee simple and have a good and marketable title to the land described in Exhibit A, free and clear of any liens, encumbrances, restrictions and
   ---------
violations (or claims or notices hereof), except for the items listed on Exhibit
                                                                         -------
E (the "Permitted Encumbrances") or, in the event no title commitment has been
-
obtained and reviewed by Landlord and Tenant prior to Lease execution, the Permitted Encumbrances shall be those shown on Exhibit E and the additional matters which are subsequently agreed to by Landlord and Tenant prior to Closing of the purchase of the Land.

          Landlord shall, without expense to Tenant and prior to the commencement of Landlord's Improvements, furnish to Tenant (i) a copy of a current title policy issued to Landlord evidencing that Landlord's title is as herein represented, (ii) an ALTA survey certified by a licensed surveyor of the land described in Exhibit A evidencing, among other matters, that the Demised
                  ---------
Premises depicted on Exhibit B are within the bounds of the property described
                     ---------
in Exhibit A, and (iii) an agreement executed by the holder of any mortgage lien
   ---------
or deed of trust encumbering the Demised Premises wherein such holder shall consent to this Lease and warrant that Tenant's possession and right of use under this Lease in and to the Demised Premises shall not be disturbed by such holder and such holder shall comply with all of its obligations under the Lease unless and until Tenant shall breach any of the provisions hereof and this Lease or Tenant's right to possession hereunder shall have been terminated in accordance with the provisions of this Lease. Provided Tenant is not in default beyond the period allowed for cure herein, Landlord grants to Tenant, as long as Metris Direct, Inc. or an affiliated company is Tenant, to act on behalf of Landlord under those certain Declarations listed as item 5 on Exhibit E attached hereto.

     Section 22. Landlord's Default. In the event of any alleged breach by Landlord of its covenants contained in this Lease, Tenant shall have all available rights and remedies provided at law or in equity, subject to the terms and conditions of this Lease; provided, however, Tenant may not exercise any such right or remedy unless Tenant has notified Landlord and any party having a recorded mortgage or bond indenture lien ("Lender") against the Property by written notice of such alleged default or dispute and the notified party or parties have not cured such default or dispute within the thirty (30) day period, such notified party or parties shave failed to cure such alleged default with all due diligence. No rent may be offset unless and until Tenant has commenced legal action against Landlord in respect to such default or dispute and no such legal action shall be maintained or continued unless Tenant deposits into escrow reasonably satisfactory to Landlord any amount of disputed rent or offset rent; provided, however, in the event Tenant has provided the notices to Landlord and Lender as required hereinabove and neither Landlord nor Lender have taken action to cure the alleged breach within the notice period, in such event Tenant may offset any Base Rent due monthly to Landlord which is in excess of the monthly payment of principal and interest due Lender from Landlord under any first mortgage or deed of trust, until the cost of cure of said alleged breach is paid in full.

     Section 23.  Sale of Premises by Landlord.  The warranties,
                  ----------------------------
representations and covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's and Landlord's successor's respective periods of ownership of Landlord's interests hereunder.

     Section 24.  Broker's Commission.  Landlord and Tenant represent each to
                  -------------------
the other that it has dealt with no broker or brokers in connection with the negotiation, execution and delivery of this Lease, with respect to which Landlord shall be responsible for payment of the commission. Landlord and Tenant agree to indemnify, defend and save the other harmless from and against any claims, demands and actions arising from a breach of its foregoing representation including, without limitation, reasonable attorneys' fees and expenses. The representations and indemnifications in this Section 24 shall
                                                            ----------
survive the cancellation or termination of this Lease.

     Section 25.  Estoppel Certificate.  Within twenty (20) days after request
                  --------------------
by either party, the other party shall execute and deliver to the requesting party a statement in writing, (i) certifying whether this Lease is unmodified and in full force and effect (and if modified, stating the nature of the modification and certifying whether this Lease as so modified is in full force and effect) and the date to which Base Rent is paid in advance, if any, (ii) acknowledging whether, to such party's knowledge, there are any uncured defaults on the part of the requesting party and specifying such defaults if any are claimed, and (iii) such other matters reasonably requested to be stated therein.

     Section 26.  Rules and Regulations. INTENTIONALLY DELETED.
                  ---------------------

     Section 27.  Holding Over.  If Tenant remains in possession of the
                  ------------
Demised Premises after the Expiration Date (or after the expiration date of any Renewal Term), such occupancy shall be a tenancy from month-to-month at a Base Rent equal to one hundred fifty percent (150%) of the Base Rent payable during the last month of the Initial Term (or the applicable Renewal Term), and subject to all of the other terms and conditions of this Lease.

     Section 28.  Assignment and Subletting.  Except as otherwise provided in
                  -------------------------
this Section 28, Tenant may assign this Lease, or sublet the whole or any part
     ----------
of the Demised Premises. If Tenant proposes to assign this Lease or sublet the Demised Premises, then Tenant shall furnish Landlord the name and address of the proposed transferee, the approximate effective date of such proposed assignment or sublease, the location and square footage of the portion of the Demised Premises that is the subject of such proposed assignment or subleasing transaction, a description of the business of the proposed assignee or subtenant, and, if the proposed transferee is other than an Exempt Transferee (as defined below), the financial terms of the proposed assignment or subleasing transaction ("Tenant's Notice of Transfer"). If the transferee is other than
(1) a domestic corporate affiliate of Tenant (which for purposes hereof shall mean a person or entity controlling, controlled by or under common control with Tenant, where control shall mean at least fifty-one percent (51%) ownership and voting control), (2) an entity with which Tenant has merged or consolidated, or
(3) an entity which acquires all or substantially all of the shares of stock or assets of Tenant and which continues to operate substantially the same business at the Demised Premises as had been maintained by Tenant (herein "Exempt Transferee"), then Landlord shall have the right, within thirty (30) days after receipt of Tenant's Notice of Transfer, to approve such assignment or sublease, which such approval shall not be unreasonably withheld, conditioned or delayed. Landlord's failure to respond to the Tenant's Notice of Transfer within such thirty (30) day period shall be deemed consent by Landlord to such assignment or sublease. If Landlord does not approve of such assignment or sublease, then Landlord shall so notify Tenant in writing within the thirty (30) day period following Landlord's receipt of Tenant's Notice of Transfer, which such notice shall set forth the commercially reasonable basis for Landlord's refusal to approve such assignment or sublease. Landlord may, upon receipt of such notice, terminate the Lease with respect to that portion of the Demised Premises which is offered for subletting or assignment, such termination to be effective as of the effective date of the proposed assignment or sublease, as set forth in the Tenant's Notice of Transfer. In the event of such termination of this Lease with respect to all or a portion of the Demised Premises, as the case may be, all Base Rent and Additional Rent payable by Tenant hereunder shall be apportioned as of such date in the case of full termination of the Lease, or ratably reduced in the event of partial termination of this Lease, and Landlord shall promptly reimburse Tenant for any amounts prepaid by Tenant for periods subsequent to such termination date. If Tenant shall not enter into the transaction described in the Notice of Transfer, Tenant shall not thereafter assign or sublet this Lease or any portion of the Demised Premises without, in each instance, first offering the same to Landlord for recapture as provided in this Section 28. If Tenant assigns or subleases its interest in this Lease,
     ----------
then Tenant and Guarantor shall remain liable and responsible under this Lease, provided, however, in the event Tenant assigns the Lease in its entirety and said assignee at the time of assignment has an "investment grade" credit rating as evidenced by the fact that assignee and unsecured debt securities are rated equal to or better than "Baa 3" by Moody's Investor Services and "BBB-" by Standard & Poors Corporation, in such event Tenant and Grantor shall be released from liability accruing after the effective date of the Assignment provided further that assignee assumes all liability under the Lease.

     Section 29.  Exculpation.  Tenant agrees that, after the Commencement
                  -----------
Date, Tenant shall look solely to Landlord's fee simple interest in the Demised Premises for the recovery of any judgment against Landlord, it being agreed that Landlord, or Landlord's partners (general or limited) shall not be personally liable for any such judgment.

     Section 30.  Financial Information.  Tenant and Guarantor each agree to
                  ---------------------
provide to Landlord, upon Landlord's written request, a copy of Tenant's and/or Guarantor's most recent published financial statements circulated to the general public, and prepared in accordance with generally accepted accounting principles and audited by an independent, certified public accountant, if any.

     Section 31.  Miscellaneous.
                  -------------

          (a) Further Assurances. Each party agrees that it will take such actions, provide such documents, do such things and provide such further reassurances as may reasonably be requested by the other party during the term of this Lease.

          (b) Headings. All section headings and captions used in this Lease are purely for convenience and shall not affect the interpretation of this Lease.

          (c) Exhibits. All exhibits described in this Lease shall be deemed to be incorporated in and made a part of this Lease.

          (d) Laws of State. This Lease shall be deemed entered into within and shall be governed by and interpreted in accordance with the laws of the state where the Demised Premises are located.

          (e) Amendments. Except as otherwise provided, this Lease shall not be modified except by written agreement signed on behalf of Tenant and the Landlord by their respective authorized officers.

          (f) Entire Agreement. This Lease supersedes all prior understandings, representations, negotiations and correspondence between the parties, constitutes the entire agreement between them with respect to the matters herein described, and shall not be modified or affected by any course of dealing, course of performance or usage of trade.

          (g) Partial Invalidity. If any provision of this Lease is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired.

          (h) Waivers. The failure of either party at any time to require performance by the other of any provision of this Lease shall in no way affect that party's right to enforce such provision, nor shall the waiver by either party of any breach of any provision of this Lease be taken or held to be a waiver of any further breach of the same provision or any other provision.

          (i) Counterparts. This Lease may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

          (j) Joint Effort. The preparation of this Lease has been a joint effort of the parties hereto and the resulting document shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

          (k) Calculation of Time. Unless specifically stated otherwise, any reference to a specific period of days shall be interpreted as a reference to calendar days; provided however, that if such period would otherwise end on a Saturday, Sunday or generally recognized holiday, then the period shall be deemed to end on the next business day.

          (l) Successors and Assigns. The conditions, covenants and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, licensees, successors and assigns. All covenants and agreements of this Lease shall run with the land.

          (m) Memorandum of Lease. The parties hereto have, simultaneously with the execution and delivery of this Lease, executed and delivered a Memorandum of Lease substantially in the form attached as Exhibit G to this
                                                          ---------
Lease, which Landlord shall, at its sole expense, cause to be recorded within five (5) days following delivery of this Lease and returned to Tenant by Landlord within five (5) days thereafter.

          (n) Force Majeure. Landlord and Tenant shall be excused for the period of any delay in performance of any obligations hereunder by reason of the wrongful or negligent acts or omissions of the other party, their agents, employees, or contractors, or by reason of labor disputes, civil disturbance, war, war-like operations, invasions, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fires or other casualty, or acts of God (referred to collectively herein as "Force Majeure"). Notwithstanding the foregoing: (a) nothing contained in this Section 31.(n)
                                                              --------------
shall excuse either party from paying in a timely fashion any payments due under the terms of this Lease.

          (o) Survival. Unless otherwise provided, upon the termination of this Lease under any of the Sections hereof, the parties hereto shall be relieved of any further liability hereunder except as to acts, omissions or defaults occurring prior to such termination.

          (p) Notices. All notices, approvals, requests, consents and other communications given pursuant to this Lease shall be in writing and shall be deemed to have been duly given when delivered (or, if delivery is refused, on the date delivery was attempted) if sent by recognized overnight courier, or upon three (3) business days after deposit in the United States mail if sent by certified or registered mail, postage prepaid, addressed as follows:

          If to Landlord:          c/o TOLD Development Company
                                   6900 Wedgwood Road, Suite 100
                                   Maple Grove, Minnesota 55311
                                   Telephone: #(612)420-9000
                                   Attention: General Counsel

          If to Tenant             Metris Direct, Inc.
                                   600 South Highway 169
                                   Interchange Tower, Suite 1800
                                   St. Louis Park, Minnesota 55426-1222
                                   Telephone: 525-5020
                                   Attention: Mr. Lee Stastny

          With a Copy to:          Brian R. Balow, Esq.
                                   Howard & Howard Attorneys, P.C.
                                   1400 North Woodward Avenue, Suite 101
                                   Bloomfield Hills, Michigan 48304-2856
                                   Telephone: (248) 723-0326

or to any subsequent address which Landlord and Tenant shall designate for such purpose.

     Section 32.  Compliance with Environmental Laws.
                  ----------------------------------

     32.01 Landlord warrants and represents to Tenant, that, to the best of Landlord's knowledge and after due inquiry based solely on the "Report", (i) the Demised Premises are in compliance with all applicable environmental laws, rules, requirements, orders, directives, ordinances and regulations of the United States of America or any state, city or municipal government or lawful authority having jurisdiction or affecting the Premises (collectively "Environmental Laws"), and (ii) there are not now, nor have there been any Hazardous Materials (and defined below) used, generated, stored, treated or disposed of thereon, except as may be specifically described in the Phase I Environmental Assessment dated September 11, 1998 and prepared by A&M Engineering and Environmental Services, Inc., a copy of which has been provided to Tenant (the "Report"). Except as set forth in Section 32.03, Landlord shall, at its expense, take all action necessary to ensure that at all times during the term of this Lease, the Demised Premises shall be free of all Hazardous Materials, and shall comply with all Environmental Laws, and are safe for use and occupancy.

     32.02 Except as set forth in Section 32.03, Landlord shall defend, indemnify and save Tenant, its officers, directors, agents and employees, harmless from and against all claims, obligations, demands, actions, proceedings and judgments, loss, damage, liability and expense (including reasonable attorneys' fees and expenses) which any one or more of them may sustain or in connection with any environmental condition affecting the Demised Premises.

     32.03 Except as provided in Section 32.02 above, Tenant shall at Tenant's own cost and expense, timely comply with all applicable, rules, requirements, orders, directives, ordinances and regulations arising from Tenant's use and occupancy of the Premises, including but not limited to the Environmental Laws, and shall indemnify, defend, save and hold harmless Landlord, its directors, officers, agents and employees from and against any and all claims, demands, losses and liabilities (including reasonable attorneys' fees) resulting from any violation of the Environmental Laws when caused by or results from Tenant's use and occupancy of the Premises.

     32.04 The parties hereto specifically agree that the indemnities of Landlord and Tenant contained herein shall not extend to loss of business, lost rentals, or consequential damages nor shall the indemnities of Landlord extend to any holder of a first mortgage or deed of trust ("Mortgagee") on the Demised Premises or any party claiming through said Mortgagee.

     32.05

     32.05 A. The following terms and conditions regarding environmental matters and the Demised Premises are included in this Lease Agreement:

              (1) For the purpose of this Lease Agreement, the phrase "Regulated Materials" shall include, but shall not be limited to, those materials or substances defined as "hazardous substances", "hazardous materials", "hazardous waste", "toxic substances", "toxic pollutant" or other similar designations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq., the Resource
                                                       -- ---
               Conservation and Recovery Act, as amended, 42 U.S.C. 6901, et
                                                                          --
               seq., the Hazardous Materials Transportation Act, 49 U.S. C.
               ---
               1801, et seq., or regulations promulgated pursuant thereto.
                     -- ---
               "Tenant's Regulated Materials" shall mean those Regulated Materials, brought onto, created, stored at, handled, or generated at the Demised Premises by or on behalf of Tenant, its agents, employees, contractors (other than Landlord), subtenants, assignees, suppliers or other invitees. "Landlord's Regulated Materials" shall mean all other "Regulated Materials". Also the phrase "Governmental Agency or Agencies" means any federal, state, local or foreign government, political subdivision, court, agency or other entity, body, organization or group exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

            B. It shall constitute an Event of Default hereunder and the nondefaulting party shall be entitled to exercise all remedies available to it hereunder if:

                 (1) Tenant or Landlord shall fail to comply with the covenants contained in Sections 32.02 and 32.03 within thirty (30) days after receipt of notice hereof or fails to commence such compliance within such time and diligently continues such compliance to completion;

                 (2) any Landlord's or Tenant's Regulated Materials are hereafter found to exist on the Demised Premises or in its soil or groundwater and Tenant or Landlord, as the case may be, shall fail within seventy-five (75) days after receipt of notice thereof, to commence and diligently pursue such actions as are necessary to remove the same from the Demised Premises; or

                 (3) any summons, citation, directive, letter or other communication, written or oral, shall be issued by any governmental agency or agencies concerning the matters described in subparagraphs 32.02 and 32.03 above and the responsible party fails to cure the condition occasioning the same within the time limit set forth in this subparagraph 32.05(B) (1) or (2).

     In the event Landlord or Tenant fails to comply with the terms of this
Section 32, the noncompliant party, hereby grants to the other party and its employees and agents an irrevocable and non-exclusive license to enter the Premises in order to inspect, conduct testing and remove Landlord or Tenant Regulated Materials. All costs of such inspection, testing and removal related to Tenant Regulated Materials shall be due and payable from Tenant as Additional Rent hereunder upon demand; all costs of such inspection, testing and removal related to Landlord Regulated Materials shall be due and payable from Landlord on demand.

     32.06 The representations, covenants and indemnifications given by Tenant to Landlord and Landlord to Tenant in this Section 32 shall be a separate agreement between the parties, and shall survive any termination of the Lease Agreement.

     32.07 Landlord warrants and represents that it is not otherwise aware of any violation of the statutes, rules and regulations set forth in Section 32.05(A)(1) above as it relates to the Demised Premises.

  Section 33.  Landlord's Representations and Warranties.  Landlord represents
               -----------------------------------------
and warrants that, as of the date hereof and as of the Commencement Date:

     (a) After due inquiry, Landlord does not have knowledge of, nor reason to believe that there are, grounds for the filing of a lien against the Demised Premises;

     (b) After due inquiry, Landlord does not have knowledge of any pending condemnation or similar proceeding affecting the Demised Premises or any portion thereof;

     (c) After due inquiry, Landlord does not have knowledge of any legal actions, suits, or other legal or administrative proceedings, pending or threatened against the Demised Premises nor that any such action, suit, proceeding or claim has been threatened or asserted against Landlord or the Demised Premises;

     (d) Landlord has granted no lease (other than this Lease) or license, nor created any tenancies, affecting the Demised Premises and there are no parties in possession of any portion of the Demised Premises as trespassers or otherwise;

     (e) After due inquiry, Landlord does not have knowledge of any cured or uncured violations of federal, state or municipal laws, ordinances, orders, regulations, or requirements affecting any portion of the Demised Premises;

     (f) The Demised Premises have legal access for ingress and egress to abutting public highways, streets and roads in the size and locations depicted on Exhibit B;
   ---------

     (g) After due inquiry, Landlord does not have knowledge of any pending or threatened governmental or private proceedings which would impair or result in the termination of access for ingress and egress from the Demised Premises to abutting public highways, streets, and roads in the size and locations depicted on Exhibit B;
   ---------

     (h) After due inquiry, Landlord does not have knowledge, or reason to believe, that there are (i) any environmental defects affecting the Demised Premises or adjacent property, (ii) radon or radon decay or asbestos or asbestos decay products within the buildings on the Demised Premises at greater that generally accepted safe levels, or (iii) mines or other subsurface conditions which would have a materially adverse effect on the Demised Premises;

     (i) There will be in existence at the Commencement Date adequate water, electrical, storm and sanitary sewage, telephone, and gas utility service required for the intended use of the Demised Premises;

     (j) Prior to the commencement of construction and closing on the purchase of the Land, the intended use and occupancy of the Demised Premises in accordance with the Final Plans and Specifications are in full compliance with all requirements of applicable building, zoning and land development ordinances and all conditions of applicable planning board subdivision, site plan and variance (if any) approvals;

     (k) Based solely in the Phase I Report ("Report"), there are no underground storage tanks located on the Demised Premises nor have there been any in the past;

     (l) Landlord will as a condition of Lease obtain all required site plan and other approvals, permits, consents, and certificates including, without limitation, building permits and final certificates of occupancy for Tenant's occupancy and intended use.


  Section 34.  Regulatory Compliance.
               ---------------------

     (a) Landlord represents, warrants and covenants that the Demised Premises and any common area as depicted on the Final Plans and Specifications are designed in compliance with all applicable laws, regulations and building codes governing non-discrimination in public accommodations and commercial facilities (the "Public Accommodation Laws"), including, without limitation, the requirements of the Americans with Disabilities Act and all regulations thereunder, in effect as of the date of the Final Plans and Specifications.

     (b) Landlord agrees to indemnify, defend and hold harmless Tenant, its officers, directors and employees from and against any and all claims, liabilities, losses and expenses (including reasonable attorneys' fees) arising directly as a result of Landlord's failure to comply with the provisions of subsection (a) of Section 34.

     (c) Tenant, shall, at its sole cost and expense make any modification or improvements to the Demised Premises, which are required by the Public Accommodation Laws after the date of the Final Plans and Specifications, provided that all changes to the Demised Premises are made in compliance with the Public Accommodation Laws all at Tenant's sole cost and expense.

     (d) Except with respect to Landlord's obligation in (S) 34(a) above to design Landlord's Improvements, Tenant shall, throughout the term of this Lease, and at Tenant's sole cost and expense, comply or cause compliance with or remove or cure any violation of any and all present and future laws (including requirements of the Americans with Disabilities Act, as modified from time to time), ordinances, orders, rules, regulations and requirements of all federal, state, municipal and other governmental bodies having jurisdiction over the Demised Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Demised Premises, or any portion thereof, or the sidewalks, curbs, roadways, entrances located on the Demised Premises, or exercising authority with respect to the use or manner of use of the Demised Premises, or such adjacent or appurtenant facilities, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the costs thereof.

Section 35.  Right of Notice.
             ---------------

     (a) Landlord agrees that if it reaches a decision to offer the Demised Premises for sale (or accept offers therefor) at any time after the first anniversary date of the Commencement Date and prior to the eighth anniversary date of the Commencement Date, it shall provide notice of its intent to sell the Demised Premises in writing along with the sale price ("Quoted Price"), to Metris Companies, Inc. and Metris Companies, Inc. shall have the right to accept said Quoted Price and negotiate with Landlord all other terms of the purchase provided Metris Companies, Inc. (x) agrees to the terms of the purchase with Landlord within ten (10) business days of said notice, and (y) executes a purchase agreement with Landlord within thirty (30) days of the notice, which purchase shall close sixty (60) days after execution of the purchase agreement and delivery of ten percent (10%) of the purchase price as earnest money thereunder. Said purchase price should include assumption of any existing financing on the Demised Premises and payment of the balance of the purchase price in cash.

     (b) In the event Metris Companies, Inc. fails to make the offer and execute the purchase agreement as set forth in Section 35.(a) hereof within the time and
                                       --------------
in the manner therein provided, Landlord shall have the right to sell the Demised Premises to any purchaser without limitation provided a purchase agreement is entered into within thirteen (13) months of the date of Landlord's delivery of the Quoted Price to Metris Companies, Inc. If a purchase agreement is not entered into within said thirteen (13) month period and subsequently closed, or if a sale is closed pursuant to Section 35.(b), then in either event,
                                           --------------
any subsequent sale shall be subject once again to the terms of this Right of Notice.

     (c) This Section 35 shall apply only to a sale to "unrelated parties" as
              ----------
such term is defined below and shall not apply to offers for sale (or acceptance of offers to purchase) which are "like kind" exchanges of property whether or not there is "boot" paid, transfers to partners, members or joint venturers of Landlord or to persons in the family of any affiliate of any partner or member of the Landlord, transfers to any trustee or trust owned or controlled by Landlord, its partners, members or shareholders, or related entities or to any wholly owned subsidiary or entity controlled by the Landlord, or its partners, or their shareholders or their families. If a transaction is not a "like kind" exchange or is not a transfer as above specified, the transaction shall be deemed to be with an "unrelated party."

Section 36.  Guarantee of Lease.  All of the obligations of Tenant under the
             ------------------
terms and conditions of this Lease are unconditionally guaranteed by Metris Companies, Inc. ( the "Guarantor"), pursuant to the terms of the Guarantee attached hereto and incorporated herein by reference as Exhibit "H". Such guarantee shall be executed by Guarantor in form reasonably satisfactory to Landlord's counsel. At any time that Tenant is required to furnish a certificate pursuant to Section 25 hereof, Guarantor, by guarantying the terms and conditions of this Lease, agrees that Guarantor, upon thirty (30) days prior written request to Tenant, shall certify (by written instrument, duly executed, acknowledged and delivered to Landlord and to any third person designated by Landlord in such request) that it concurs with the statements set forth in such certificate by Tenant and that its Guarantee remains in full force and effect as to all obligations to Landlord (and any such designated third party) within such thirty-day period shall constitute automatic approval of the requested certificate as though such certificate had been fully executed and delivered to Landlord and such designated third party. By execution of this Lease and the aforesaid Guarantee, Guarantor agrees to deliver to Landlord the following instruments and documents:

  (a) A certified copy of the Resolution of the Board of Directors of Guarantor, certified by the Secretary of Guarantor, unconditionally authorizing the execution and delivery of the Guarantee;

  (b) An opinion of Guarantor's counsel that (i) the Guarantee has been duly authorized by all necessary corporate action and is a valid and binding guarantee enforceable against Guarantor in accordance with its terms; and
      (ii) Guarantor is a duly organized and validly existing corporation under the laws of the state of its incorporation, is duly authorized to carry on its business, and is in good standing under the laws of that State.

Section 37.  Option to Purchase Demised Premises.
             -----------------------------------

      37.1 Subject to termination of this Option as set forth in Section 37.14 below, Tenant shall have the option to purchase the Demised Premises during the period from June 1, 2001 to October 31, 2001 (the "Option").

      Such Option may only be exercised if (1) this Lease is in full force and effect at the time said Option is exercised, (2) Tenant is not in default under any of the terms, covenants and conditions herein at the time of exercise; provided, however, Landlord shall have the right in its sole discretion to waive the non-default condition herein and (3) is exercised by Metris Companies, Inc. or a wholly-owned subsidiary of said company and by no other entity. Exercise may only be made by Tenant strictly in accordance with the terms and conditions herein, and said Option shall be at the Option Price to be determined in accordance with Paragraph 37.2 hereof, and in accordance with the terms and conditions set forth in Paragraphs 37.3 through 37.13 hereof.

      37.2 The Option Price for the Demised Premises shall be the Fair Market Value (at exercise of the Option) of the Demised Premises, together with all additions, alterations and replacements thereof (except Tenant's moveable trade fixtures, machinery and equipment). In the event the parties cannot agree upon the Option Price within thirty (30) days after exercise of the within Option, the Fair Market Value of the Demised Premises shall be determined by arbitration in accordance with the provisions of Section 3(c) of this Lease Agreement. The Fair Market Value shall be determined assuming the highest and best use of the Demised Premises and using those of the following assumptions selected by Landlord, which shall be selected by Landlord by written notice to Tenant within thirty (30) days of exercise by Tenant of its Option:

  (a) That the Demised Premises are free of and unencumbered by this Lease; or that the Demised Premises are encumbered by this Lease.

  (b) That Tenant does not have any option to purchase the Premises; or that Tenant does have the option to purchase the Premises.

  (c) That the Demised Premises are subject to and have the benefit of any existing mortgage on the Demised Premises; or that the Demised Premises are not subject to any existing mortgage and is free of mortgages.

      37.3 Tenant shall signify its intent to exercise the Option contained in Paragraph 37.1, if at all, by delivering to Landlord, within the Option Period, its written notice of exercise of such Option, accompanied by an irrevocable letter of credit which allows Landlord to draw upon same without conditions in the event of a default by Tenant hereunder, drawn on a bank reasonably acceptable to Landlord (the "Option Agreement").

            The Option Price for the Demised Premises, determined pursuant to Paragraph 37.2 hereof, shall be paid to Landlord by Tenant in the following manner, to-wit.

            (a) $500,000.00 by application against such Option Price of Option
                Deposit, accompanying Tenant's written notice of exercise of the Option.

            (b) The balance of such Option Price by wire transfer to Seller's designated bank account in Minneapolis, Minnesota, providing "good funds" on the date of closing.

      37.4 Landlord shall, within a reasonable time after receipt of notice of exercise of such Option accompanied by said Option Deposit, and after the Option Price has been determined as above set forth, furnish to Tenant a commitment for an Owner's policy of Title Insurance issued by Old Republic National Title Insurance Company (or other title insurance company selected by Landlord and reasonably acceptable to Tenant ) showing title to the Demised Premises in Landlord and subject only to the exceptions described in Paragraph 37.5 hereof, and the standard exceptions to an ALTA Form B policy, except as hereinafter provided. Tenant shall pay all costs of issuance of said commitment and any policy issued in connection therewith. Such commitment shall include "extended coverage" over (1) survey exceptions, (2) mechanic's liens arising out of work by or under Landlord as to work theretofor completed, and (3) easements not of record. Tenant shall be allowed thirty (30) days after receipt of such commitment for examination and the marking of objections thereto. Said objections shall be made in writing or deemed to be waived. If any objections are so made, Landlord shall be allowed sixty (60) days to make such title insurable. Pending correction of title, the payments hereunder required shall be postponed, but upon correction of title and within ten (10) days after written notice to Tenant, Tenant shall perform its obligations in accordance with the terms, covenants and conditions of this Section 37.

            Landlord shall use all reasonable efforts to avoid encumbering of the Demised Property with easements except as permitted herein but this provision shall not constitute a warranty against such easements.

            If said title is not insurable and is not made so within sixty (60) days from the date of written objection thereto, as above provided, any agreement of purchase resulting from the exercise of such Option shall, at the written election of Tenant, be null and void an the Option

Deposit shall be immediately returned to Tenant. In such event neither party shall be liable for damage under such resulting purchase agreement to the other party. Tenant shall exercise its election by declaring such resulting purchase agreement null and void by delivering to Landlord a written notice to such effect within ten (10) days after the expiration of the aforesaid sixty (60) day period.

          If title to the Demised Premises be found insurable, or be so made within sixty (60) days from the date of written objection thereto, and Tenant shall default in its agreement to pay the balance of the Option Price and continue in default for a period of ten (10) days after written notice of default by Landlord to Tenant, then, in that case, Landlord may terminate such exercise of Option and the resulting purchase agreement, time being of the essence hereof, and retain from the Option Deposit the amount of all third-party out-of-pocket expenses incurred by Landlord as a result of Tenant exercising its option to purchase, plus Fifty Thousand and NO/100 Dollars ($50,000.00), but this provision shall not deprive either party of the right of claim for damages or enforcing specific performance, provided that such action for specific performance shall be commenced within six (6) months after such right of action shall arise.

     37.5 Subject to the performance by Tenant, Landlord agrees to execute and deliver a Limited or Special Warranty Deed conveying title to the Demised Premises to Tenant or Guarantor, subject only to the following exceptions:

          (a) Building, zoning and subdivision laws, ordinances and State and Federal regulations;

          (b) Easements, encumbrances, restrictions and other matters of record at the time of sale;

          (c) Rights of Tenant, approved subtenants of Tenant, its successors and assigns;

          (d) Real estate taxes and annual installments of special assessments payable subsequent to closing which are not delinquent. An estimated proration shall be made as of closing and an appropriate readjustment made when final tax bills are available;

          (e) Matters created which are the obligation of Tenant under this Lease;

          (f) Other charges which are the obligation of Tenant under this Lease;

          (g) Such other easements, restrictions or encumbrances as may have been consented to by Tenant;

          (h) Streets and highway rights-of-way as they may now exist or may then exist;

           (i) Any mortgage assumed by Tenant under the provisions of subparagraph 37.7 hereof.

     37.6 Closing of said sale, pursuant to the aforementioned exercise of Option, shall be within sixty (60) days after notice of exercise of Option by Tenant, save and except for extensions for determination of the Option Price by arbitration and except for extensions pursuant to paragraph 37.4. All rents and other charges payable by Tenant in respect of the Demised Premises and all other obligations of Tenant hereunder accruing prior to closing shall be paid performed and complied with until such time as the full Option Price has been paid to Landlord.

           The parties further agree that pro rata adjustments for rent and other matters shall be made as of the date of closing.

     37.7 In the event that there is any mortgage encumbering the Demised Premises at the time of closing and the mortgagee or the mortgage, of the accompanying mortgage note or other supplemental mortgage document, requires the payment of a penalty on the prepayment of such mortgage, Teant shall pay such prepayment penalty. If any such mortgage is closed to prepayment, the Option granted herein shall be subject to the terms and conditions of any first mortgage encumbering the Demised Premises at the time of closing, provided Landlord shall be required to cause such mortgage to be assumable by Tenant and Tenant shall receive a credit on the purchase price in an amount equal to the then unpaid principal balance assumed by Tenant on said mortgage and shall indemnify and hold Landlord harmless from any further liability in respect to such mortgage and collateral mortgage documents by assumption agreement satisfactory to Landlord.

     37.8 Tenant's Option under this Section 37 shall be subject and subordinate to the lien of any mortgage (and collateral mortgage documents) on the Demised Premises, so long as no such mortgage would preclude, hinder or unreasonably delay Tenant's exercise of its Option as provided herein.

     37.9 Time shall be of the essence in the performance of the terms and conditions of this Option. The Option to purchase herein is appurtenant to Tenant's interest in this Lease Agreement and may not be assigned separately therefrom.

     37.10 Tenant shall have the right to withdraw its exercise of the Option in the event of condemnation subsequent to exercise of the within Option provided said withdrawal is provided in writing within the ten (10) days of the final action of the condemning authority condemning a material part or all of the Demised Premises.

     37.11 At closing Tenant shall deliver to Landlord and Landlord shall deliver to Tenant an agreement, canceling and terminating this Lease Agreement and releasing each party from its obligations to the other party under this Lease Agreement accruing subsequent to closing.

     37.12 Each party shall indemnify, defend and hold harmless the other party from the claim of any broker or agent arising out of exercise of the Option to purchase the Demised Premises claiming through said indemnifying party.

     37.13 The Fair Market Value shall not be reduced by reason of damage or destruction by fire or other causes, therefore, the Fair Market Value of the Demised Premises shall be determined in its undamaged state. Landlord shall, however, deliver to Tenant, at closing, all of Landlord's right, title and interest in any property insurance proceeds arising out of such damage or destruction to the Demised Premises.

     37.14 This Option to Purchase shall be and become null and void and of no further force and effect in the event Tenant has been given an opportunity pursuant to Section 35 to purchase the Demised Premises and failed to exercise its right to purchase set forth in said Section 35 and Landlord subsequently sells or transfers its interest in the Demised Premises to an unrelated third party. Thereafter, the terms of Section 37 shall be null and void.

  IN WITNESS WHEREOF, the parties have signed this Lease on the date first above written.

           LANDLORD:
           MERIDIAN TULSA L.L.C., an Oklahoma limited liability company


           By: /s/ Bryant J. Wangard
              -----------------------------------------------------------
                Bryant J. Wangard
           Its: Manager


           TENANT:

           METRIS DIRECT, INC., a Delaware corporation


           By: /s/ Ronald Zebeck
              -----------------------------------------------------------
           Name: Ronald Zebeck
                ---------------------------------------------------------
           Its: President & Chief Executive Officer
                ---------------------------------------------------------

STATE OF MINNESOTA  )
                    ) SS.
COUNTY OF HENNEPIN  )

     The foregoing instrument was acknowledged before me this 8/th/ day of March, 1999, by Bryant J. Wangard, Manager of MERIDIAN TULSA L.L.C., an Oklahoma limited liability company, organized and existing under the laws of the State of Oklahoma, on behalf of the limited liability company.




           /s/ Beborah J. Morey
           --------------------------------------------------------------
           Notary Public, Hennepin County
           State of Minnesota
           My Commission Expires: January 31/st/, 2000



STATE OF MINNESOTA  )
                    ) SS.
COUNTY OF HENNEPIN  )

     The foregoing instrument was acknowledged before me this 3/rd/ day of March, 1999, by Ronald N. Zebeck, the President & Chief Executive Officer of Metris Direct, Inc., a corporation organized and existing under the laws of the State of Delaware, on behalf of the corporation.



          /s/ Cynthia J. Burda
          ----------------------------------------------------------------
          Notary Public, Dakota County
          State of Minnesota
          My Commission Expires: January 31, 2000

                                  EXHIBIT "A"
                                  -----------

               Beginning at the Northwest corner of Lot 2, Block 1 of the AmberJack Subdivision, an addition to the City of Tulsa, Tulsa County, Oklahoma. According to the recorded plat thereof; thence along a curve to the left, having a central angle of 25-02-41 and a radius of 384.0 feet, a distance of 167.85 feet; thence S 89-55-46 E, a distance of
               233.89 feet; thence along a curve to the left, having a central angle of 06-37-00 and a radius of 1022.0 feet, a distance of 118.02 feet; thence N 83-27-14E, a distance of 136.06 feet; thence along a curve to the right, having a central angle of 06-37-00 and a radius of 978.0 feet, a distance of 112.94 feet; thence S 89-55-46 E, a distance of
               62.16 feet; thence along a curve to the right, having a central angle of 90-00-00 and a radius of 30.0 feet, a distance of 47.12 feet; thence S 00-04-14 W, a distance of
               818.30 feet to the Southeast corner of said
               Lot 2; thence S 00-04-14 W, a distance of
               255.06 feet; thence N 89-55-39 W, a distance of 40.76 feet; thence along a curve to the right, having a central angle of 64-20-01 and a radius of 150.0 feet, a distance of 168.43 feet; thence N 25-35-38 W, a distance of
               61.30 feet, thence along a curve to the left, having a central angle of 30-52-07 and a radius of 350.0 feet, a distance of 188.57 feet; thence N 56-27-45 W, a distance of
               457.44 feet; thence along a curve to the right, having a central angle of 45-52-49 and a radius of 225.0 feet, a distance of 180.17 feet; thence N 10-34-56 W, a distance of
               235.91 feet; thence N 25-32-15 E, a distance of 50.89 feet; thence N 10-34-56 W, a distance of 156.31 feet to the point of beginning. Containing 14.641 acres, more or less.

                                   EXHIBIT B

                                   SITE PLAN

                                   EXHIBIT C

                       OUTLINE PLANS AND SPECIFICATIONS
                       --------------------------------


                                   To come.

                                   Exhibit C

                                   EXHIBIT D

                             CONSTRUCTION SCHEDULE
                             ---------------------

Key construction dates for the project, based upon current information is as follows:

1.   TOLD/Manhattan Construction Contract                 2/12/99
2.   Manhattan/Steel Fabricator Contract                  2/19/99
3.   Structural Steel Millorder documents issued          2/19/99
4.   Site Grading/Utility documents issued                2/19/99
5.   Tulsa Planning Commission (INCOG) approval           2/24/99
6.   Millorder placed, shop drawing starts                2/26/99
7.   Building Foundation Documents issued                 3/05/99
8.   Tulsa City Council approval                          3/11/99
9.   Underground MEP/Plumbing documents issued            3/12/99
10.  Site Grading with "Earth Change" permit              3/15/99
11.  TOLD Development property acquisition                3/17/99
12.  Complete Structural/Misc. Steel documents issued     3/19/99
13.  Foundations commence                                 3/22/99
14.  Enclosure/Roofing Documents issued                   3/26/99
15.  Structural Steel erection commences                  4/12/99
16.  Interior Finishes Documents issued                   4/30/99
17.  Building Topped Out                                  5/28/99
18.  Building Dried-In                                    7/06/99
19.  Conditioned Air                                      9/03/99
20.  Metris FF&E Move-In Starts                           9/27/99
21.  Finishes Complete                                   10/29/99
22.  Final Cleaning and Punchlists Complete              11/01/99
23.  Initial Metris Occupancy                            12/01/99
24.  Daycare Center Operational                          ?Later?
25.  Kitchen Operational                                 ?Later?

 The above list will be updated on a regular basis as construction commences.

                                   Exhibit D

                                   EXHIBIT E

                            PERMITTED ENCUMBRANCES
                            ----------------------

Permitted Encumbrances:

1.  Building, zoning and subdivision ordinances, state and federal regulations.

2. Real Estate Taxes and installments of special assessments due and payable subsequent to the Commencement Date.

3. Easements, declarations and covenants required or desirable in development of the Demised Premises which do not materially, adversely interfere with Tenant's use of the Demised Premises.

4.  Matters created by acts or omissions of Tenant.

5. That certain Declaration of Covenants, Conditions and Restrictions which Amberjack, Ltd. will place of record upon purchase of the Land.

6. Any and all interest in and to all the oil, gas, coal and other minerals and all rights pertaining thereto.

7. Utility easement across the North and East 17.5 feet of said property as shown on plat.

8. Restrictive Covenants recorded in Plat No. 4727, in Restriction Agreement recorded in Book 4032, Page 928, and Amendments recorded in Book 4264, page 1323, in Book 4517, Page 1521, in Book 4622, Page 492, and in Book 4805, Page 2296, which do not provide for forfeiture or reversion of title.

9. Building limit restriction lines shown on subdivision plat and restrictions recorded in Plat No. 4727, in Book 4264, Page 1323, and in Book 4622, Page 492.

10. Right-of-way/easement recorded in Book 4524, Page 740.
11. Right-of-way/easement recorded in Book 4637, Page 1104.

                                   Exhibit E

                                  SCHEDULE A

                      DESCRIPTION OF LANDLORD'S PREMISES
                      ----------------------------------

                                  Schedule A

                                   EXHIBIT F

            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
            -------------------------------------------------------

Tenant and Landlord's Mortgagee will agree to the form of said Subordination Agreement.

                                   Exhibit F

                                   EXHIBIT G

                              MEMORANDUM OF LEASE
                              -------------------

  THIS MEMORANDUM OF LEASE, entered into as of the ____ day of March, 1999, by and between Meridian Tulsa L.L.C., an Oklahoma limited liability company ("Landlord"), and Metris Direct, Inc., a Delaware corporation ("Tenant").

                             W I T N E S S E T H:

  WHEREAS, Landlord and Tenant entered into a Lease dated as of March ____, 1999 ("Lease") whereby Landlord demised and leased to Tenant for the Term set forth below (and at a rental and upon such other terms and conditions as are stated in the Lease) for certain real estate situated in the State of Oklahoma, County of _____________, more particularly described on the attached Exhibit A ("Premises").

  WHEREAS, Landlord and Tenant hereby execute this Memorandum of Lease for the purpose of evidencing Tenant's interest in the Premises, TO HAVE AND TO HOLD the Premises unto Tenant upon the terms, covenants and conditions contained in the Lease, for a Term of ten (10) years, subject to _______ separate options to extend the Term for successive periods of _________ years each.

  This Memorandum of Lease is made and executed and is to be recorded in the office of the Recorder of Deeds in and for ______________ County, ______________, for the purpose of giving notice of the Lease and the rights of the parties thereunder.

  This Memorandum of Lease is subject in each and every respect to the rental and other terms, covenants and conditions contained in the Lease and is executed by Landlord and Tenant with the understanding and agreement that nothing contained herein shall in any manner alter, modify or vary the rental or other terms, covenants or conditions of the Lease.

  IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease as of the day, month and year first above written.

LANDLORD:                               TENANT:
MERIDIAN TULSA L.L.C., an Oklahoma      METRIS DIRECT, INC., a Delaware
limited liability company               corporation

By:  _____________________________      By: ____________________________________
     Bryant J. Wangard
Its: Manager                            Its: ___________________________________


Drafted by:
Thomas M. Burke
c/o TOLD Development Company
6900 Wedgwood Road, Suite #100
Maple Grove, MN 55311
Ph:# (612)420-9000

                                   Exhibit G

STATE OF MINNESOTA     }
                       }ss.
COUNTY OF HENNEPIN     }

  Personally came before me this _______ day of _________________, 1999, the above-named Bryant J. Wangard, the Manager of MERIDIAN TULSA L.L.C., an Oklahoma limited liability company, to me known to be the person who executed the foregoing instrument and acknowledged the same.


                                               _________________________________
                                               Notary Public



STATE OF _____________    }
                          }ss.
COUNTY OF ___________     }


  Personally came before me this _______ day of March, 1999, the above-named ________________________________________, the_______________________ of Metris
Direct, Inc., to me known to be the person who executed the foregoing instrument and acknowledged the same.

                                               _________________________________
                                               Notary Public

                                   Exhibit G

                                   EXHIBIT H

                              GUARANTEE OF LEASE
                              ------------------

  This Guaranty is made by METRIS COMPANIES, INC., a Delaware corporation ("Guarantor") to and for the benefit of MERIDIAN TULSA L.L.C., an Oklahoma limited liability company ("Landlord"), with respect to that Office Building Lease dated February 22, 1999 (the "Lease") between Landlord and Metris Direct, Inc., a Delaware corporation ("Tenant"), for the property commonly known as the Metris Building and located in Tulsa, Oklahoma (the "Premises"). Landlord is unwilling to enter into the Lease unless Guarantor executes and delivers this Guaranty and Guarantor is willing to enter into this Guaranty in order to induce Landlord to enter into the Lease.

  Therefore, in consideration of Landlord entering into the Lease, Guarantor agrees as follows:

  1. Guarantor jointly and severally, unconditionally, absolutely and irrevocably guarantees and promises (a) to pay to Landlord, or order, any and all amounts, including, without limitation, Base Rent and Additional Rent, including without limitation, Operating Costs, taxes, insurance premiums, impounds, reimbursements, late charges, default interest, damages and all other amounts, costs, fees, expenses and charges of any kind or type whatsoever, which may or at any time be due to Landlord pursuant to the Lease, and (b) the truthfulness and accuracy of all representations, warranties and certifications of Tenant, the satisfaction of all conditions by Tenant and the full and timely performance of all obligations to be performed by Tenant, under or pursuant to the Lease (the "Obligations").

  2. The obligation of each Guarantor is primary, joint and several and independent of the obligation of any and every other Guarantor or Tenant, and a separate action or actions may be brought and executed against any one or more Guarantor, whether or not such action is brought against Tenant or any other Guarantor and whether or not Tenant or any other Guarantor be joined in such action or actions. This Guaranty is entered into by each of the individuals included in the term "Guarantor" on behalf of his or her community, if any, and a community obligation as well as individually and as the individual obligation of each and may be enforced against the community property and separate property of each. This Guaranty shall apply to the parties hereto and their successors and assigns according to the context hereof and without regard to the number or gender of words or expressions used herein.

  3. This is an absolute and unconditional guaranty of payment and performance and not of collection and Guarantor unconditionally (a) waives any requirement that Landlord first make demand upon, or seek to enforce or exhaust remedies against, Tenant or any other person or entity (including any other Guarantor) or any of the collateral or property of Tenant or such other person or entity before demanding payment from, or seeking to enforce this Guaranty against, Guarantor; (b) waives and agrees not to assert any and all rights, benefits and defenses which might otherwise be available under the provisions of Oklahoma statutes or rules which might operate, contrary to Guarantor's agreements in this Guaranty, to limit Guarantor's liability under, or the enforcement of this Guaranty; (c) covenants that this Guaranty will not be discharged until all of the Obligations are fully satisfied; (d) agrees that this Guaranty shall remain in full effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity or unenforceability in whole or in part of the Lease, or any limitation of the liability of Tenant or Guarantor thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever; and (e) waives notice of acceptance of this Guaranty, notice of defaults under the Lease, presentment, protest, demand and diligence.

                                   Exhibit H

  4. This Guaranty is a continuing guaranty, and the obligations, undertakings and conditions to be performed or observed by Guarantor under this Guaranty shall not be affected or impaired by reason of the happening from time to time of the following with respect to the Lease, all without notice to, or the further consent of, Guarantor: (a) the waiver by Landlord of the observance or performance by Tenant, Guarantor or any one or more of them of any of the obligations, undertakings, conditions or other provisions contained in the Lease, except to the extent of such waiver; (b) the extension, in whole or in part of the time for payment of any amount owning or payable under the Lease;
(c) the modification or amendment (whether material or otherwise) of any of the obligations of Tenant under, or any other provisions of, the Lease, except to the extent of such modification or amendment; (d) the taking or the omission of any of the actions referred to in the Lease (including, without limitation, the giving of any consent referred to therein); (e) any failure, omission, delay or lack on the part of Landlord to enforce, assert or exercise any provision of the Lease, including any right, power or remedy conferred on Landlord in the Lease or any action on the part of Landlord granting indulgence or extension in any form; (f) the assignment to or assumption by any third party of any or all of the rights or obligations of Tenant under the Lease; (g) the release or discharge of Tenant from the performance or observance of any obligation, undertaking or condition to be performed by Tenant under the Lease by operation of law, including any rejection or disaffinnance of the Lease in any bankruptcy or similar proceedings; (h) the receipt and acceptance by Landlord or any other person or entity of notes, checks or other instruments for the payment of money and extensions and renewals thereof; (i) any action, inaction or election of remedies by Landlord which results in any impairment or destruction of any subrogation rights of Guarantor, or any rights of Guarantor to proceed against any other person or entity for reimbursement; (j) any setoff, defense, counterclaim, abatement, recoupment, reduction, change in law or any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, indemnitor or surety under the laws of the State of Oklahoma or any other jurisdiction; or (k) the termination or renewal of any of the Obligations or any other provision thereof.

  5. Guarantor represents and warrants to Landlord that: (a) Neither the execution nor delivery of this Guaranty nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms or conditions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Guarantor under any agreement or instrument to which Guarantor is now a party or by which Guarantor may be bound, which conflict, breach, default, lien, charge or encumbrance could result in a material adverse change in the financial condition of Guarantor; (b) No further consents, approvals or authorizations are required for the execution and delivery of this Guaranty by Guarantor or for Guarantor's compliance with the terms and provisions of this Guaranty; (c) This Guaranty is the legal, valid and binding agreement of Guarantor and is enforceable against Guarantor in accordance with its terms; (d) Guarantor has the full power, authority, capacity and legal right to execute and deliver this Guaranty, and, to the extent Guarantor is a corporation or partnership, the parties executing this Guaranty on behalf of Guarantor are fully authorized and directed to execute the same to bind Guarantor; (e) Guarantor is not a "foreign corporation," "foreign partnership," "foreign trust," or "foreign estate," as those terms are defined in the U.S. Internal Revenue Code and the regulations promulgated thereunder; (f) During the term of this Guaranty, Guarantor will not transfer or dispose of any material part of its assets except in the ordinary course of business for Guaranty for full and fair consideration and reasonably equivalent value; and (g) the Lease is conclusively presumed signed in reliance on this Guaranty and the assumption by Guarantor of its obligations under this Guaranty results in direct financial benefit to Guarantor.

  6. This Guaranty shall commence upon execution and delivery of the Lease and shall continue in full force and effect until all of the Obligations are duly, finally and permanently paid, performed and discharged unless and until all payments by Tenant to Landlord are no longer subject to any right on the part of any person whomsoever, including but not limited to Tenant, Tenant as a debtor-in-possession and/or any trustee in bankruptcy, to disgorge such payment or seek to recoup the amount of such payments or any part thereof.

                                   Exhibit H

The foregoing shall include, by way of example and not by way of limitation, all rights to recover preferences voidable under Title 11 of the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended (the "Code"). In the event that any such payments by Tenant to Landlord are disgorged after the making thereof, in whole or in part, or settled without litigation, to the extent of such disgorgement or settlement, Guarantor shall be liable for the full amount Landlord is required to repay plus interest, late charges, attorneys' fees and any and all expenses paid or incurred by Landlord in connection therewith.

  7. Guarantor shall neither have any right of subrogation, indemnity or reimbursement nor hold any other claim against Tenant, and does hereby release Tenant from any and all claims by Guarantor now or hereafter arising against Tenant. Furthermore, Guarantor hereby unconditionally and irrevocably waives
(a) any right to participate in any security now or hereafter held by Landlord or in any claim or remedy of Landlord or any other person against Tenant with respect to obligations guaranteed hereby, (b) any statute of limitations affecting Guarantor's liability hereunder, (c) all principles and provisions of law which conflict with the terms of this Guaranty, and (d) diligence, presentment, demand for performance, notice of nonperformance, notice of intent to accelerate and acceleration, notice of protest, notice of dishonor, notice of execution of the Lease, notice of extension, renewal, alteration or amendment, notice of acceptance of this Guaranty and all other notices whatsoever. Notwithstanding the foregoing, in the event that Guarantor shall have any claims against Tenant, any indebtedness of Tenant now or hereafter held by Guarantor is hereby subordinated to the indebtedness of Tenant to Landlord. Any such indebtedness of Tenant to Guarantor, if Landlord so requests, shall be collected, enforced and received by Guarantor as trustee for Landlord and be paid over to Landlord on account of the obligations guaranteed hereby, but without reducing or effecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

  8. It is not necessary for Landlord to inquire into the powers of Tenant or its officers, directors, partners or agents acting or purporting to act on its behalf, and Guarantor shall be liable for the obligations of Tenant in accordance with their terms notwithstanding any lack of authorization or defect in execution or delivery by Tenant.

  9. In addition to the amounts guaranteed under this Guaranty, Guarantor agrees to pay (i) all of Landlord's attorneys' fees and other costs and expenses which may be incurred by Landlord in the enforcement of this Guaranty, and (ii) interest (including postpetition interest to the extent a petition is filed by or against Tenant under the Code) at the Default Rate (as defined in the Lease) on any Obligations not paid when due.

  10. Guarantor hereby agrees to defend, indemnify and hold harmless Landlord from any loss, cause of action, claim, cost, expense or fee, including but not limited to attorneys' fees, suffered or occasioned by the failure of Tenant to satisfy its obligations under the Lease. The obligations of Guarantor under this paragraph shall be independent, primary, joint and several obligations of Guarantor. The agreement to indemnify, protect, defend and hold harmless Landlord contained in this paragraph shall be enforceable notwithstanding the invalidity or unenforceability of the Lease or the invalidity or unenforceability of any other paragraph contained in this Guaranty.

  11. All moneys available to Landlord for application in payment or reduction of the liabilities of Tenant under the Lease may be applied by Landlord to the payment or reduction of such liabilities of Tenant, in such manner, in such amounts and as such time or times as Landlord may elect.

  12. This Guaranty shall be governed by the laws of the State of Oklahoma, without giving effect to conflict of laws principles.

                                   Exhibit H

  13. All of Landlord's rights and remedies under the Lease and this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy is intended to be in exclusion of or a waiver of any of the others.

  14. This Guaranty is solely for the benefit of Landlord, its successors and assigns, and is not intended to nor shall be deemed to be for the benefit of any third party, including, without limitation, Tenant.

  15. If any provision of this Guaranty is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

  Date:  March 3, 1999.

                                 METRIS COMPANIES, INC., a Delaware corporation

                                 By: /s/ Ronald Zebeck
                                    --------------------------------------------
                                 Name:   Ronald Zebeck
                                      ------------------------------------------
                                 Title:  President & C.E.O
                                       -----------------------------------------
                                                                       GUARANTOR

                                   Exhibit H